UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

NEAH POWER SYSTEMS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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Neah Power Systems, Inc.
22118 20th Ave SE, Suite 142
Bothell, Washington 98021

November 23, 2015

NOTICE OF ACTION OF SHAREHOLDERS BY WRITTEN CONSENT

IN LIEU OF SHAREHOLDER'S MEETING

Dear Stockholder:

Neah Power Systems, Inc., a Nevada corporation (the “Company,” “we,” “us,” and “our”), is sending this Consent Solicitation Statement to our stockholders to obtain stockholder approval for the following proposals:

1.

To consider and vote upon a proposal to amend our Articles of Incorporation to increase the number of shares of our authorized common stock, par value $0.001 per share, from 1,800,000,000 shares to 5,400,000,000 shares; and

2.

To consider and vote to re-elect the existing members of our Board of Directors

3.

To  consider and ratify the appointment of  Peterson Sullivan LLP as the Company’s independent registered public accounting firm.

Pursuant to the applicable provisions of the Nevada Revised Statutes and our Company's Certificate of Incorporation, as amended, the written consent of stockholders owning no less than the majority of the Company’s outstanding shares of common stock and Series B Preferred Stock are required in order to approve our amendment to increase the number of authorized common stock, par value $0.001 per share, to re-elect the existing members of our Board of Directors and to ratify the appointment of  Peterson Sullivan LLP as the Company’s independent registered public accounting firm. Your Board of Directors has fixed November 23, 2015, as the record date for purposes of this solicitation. Therefore, only holders who owned Company common shares and shares of our Series B Preferred stock as of the close of business on November 23, 2015, are permitted to provide their Written Consent.

We urge you to read the accompanying Consent Solicitation Statement carefully. The Consent Solicitation Statement contains detailed explanations of the proposals and the reasons for the proposals. Our Board of Directors believes these proposals are in the best interest of the Company and our stockholders and recommends that you “CONSENT” to each of them. It is requested that your written consent, using the accompanying Consent Card, be delivered to Broadridge, 51 Mercedes Way, Englewood, NY 11717, Attention: Vote Processing Proxy Department, on or before January 28, 2016. An addressed return envelope is enclosed for this purpose, which requires no postage if mailed in the United States.

We intend to commence mailing this Consent Solicitation Statement and accompanying Form of Consent to our shareholders on or about December 14, 2015. This Consent Solicitation Statement is being mailed to the shareholders of record of our common stock and Series B Preferred Stock as of the close of business on November 23, 2015, which date is sometimes referred to as the “Record Date.” The written consent of stockholders representing a majority of the voting power of our outstanding capital stock as of the Record Date is required to approve the proposals.

Following the mailing of this Consent Solicitation Statement, we intend to solicit Stockholder Consents from certain large holders of common stock and Series B Preferred Stock, including those holders listed below under “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS”.

If you approve of the proposals, please (1) mark the enclosed Stockholder Consent form to evidence “CONSENT,” (2) sign and date the Stockholder Consent and (3) return it in the self-addressed envelope to our proxy agent,  Broadridge, at 51 Mercedes Way, Englewood, New York 11717, Attention: Vote Processing Proxy Department  at your earliest convenience, or, if you are a holder of Series B Preferred Stock, you may return your Consent by facsimile to us at (425) 483-8454 to the attention of “Secretary”. Your cooperation in promptly returning your consent will help limit expenses incident to this Consent Solicitation. As soon as we receive signed Consents from holders of a majority of the voting power, the proposals will be approved.

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Sincerely,
/s/ GERARD C. D’COUTO
Bothell, Washington	Gerard C. D’Couto
Chief Executive Officer

Important Notice Regarding Availability of Consent Solicitation Materials: The Consent Solicitation Statement and Form of Consent are available at www.proxyvote.com and on the Investor Relations page at http://www.neahpower.com.

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Neah Power Systems, Inc.
22118 20th Ave SE
Suite 142
Bothell, Washington 98021

November 23, 2015

CONSENT SOLICITATION STATEMENT
SOLICITATION OF WRITTEN CONSENTS IN LIEU OF MEETING OF STOCKHOLDERS

Introduction

Neah Power Systems, Inc. (the “Company,” “we,” “us,” and “our”) is furnishing this Consent Solicitation Statement to our stockholders in lieu of a meeting to seek stockholder consent to the following proposals (the “Proposals”):

1.

To consider and vote upon a proposal to amend our Articles of Incorporation to increase the number of shares of our authorized common stock, par value $0.001 per share, from 1,800,000,000 shares to 5,400,000,000 shares; and

2.

To consider and vote to re-elect the existing members of our Board of Directors; and

3.

To consider and ratify the appointment of Peterson Sullivan LLP as the Company’s independent registered public accounting firm

Mailing of Consent Solicitation Statement

We intend to commence mailing of this Consent Solicitation Statement on or about December 14, 2015 to the shareholders of record of common stock and Series B Convertible Preferred Stock as of the close of business on November 23, 2015.

Record Date for Shares Entitled to Vote

The record date for determining the holders of our outstanding common stock and Series B Preferred Stock entitled to vote on the Proposals is November 23, 2015. We sometimes refer to such date in this Consent Solicitation Statement as the “Record Date.”

Use of Consent Solicitation Statement

Our Board of Directors is seeking stockholder approval of the Proposals by written consent instead of calling a special meeting of stockholders, pursuant to Section 78.320 of the Nevada Revised Statutes. Written consents are being solicited from our stockholders holding common stock and Series B Preferred Stock, (collectively, the “Voting Securities”).

Following the mailing of this Consent Solicitation Statement, we intend to solicit Stockholder Consents from certain large holders of common stock and Series B Preferred Stock, including those holders listed below under “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS”.

Our Board unanimously recommends that you consent to the Proposals.  If you approve the Proposals, you are requested to complete, date, sign and return the Stockholder Consent accompanying this Consent Solicitation Statement and return it in the self-addressed envelope to our proxy agent,  Broadridge, at 51 Mercedes Way, Englewood, New York 11717, Attention: Vote Processing Proxy Department  at your earliest convenience, or, if you are a holder of Series B Preferred Stock, you may return your Consent by facsimile to us at (425) 483-8454 to the attention of “Secretary”. Your cooperation in promptly returning your consent will help limit expenses incident to this Consent Solicitation.

Please follow the instructions set forth in the Stockholder Consent and return it as soon as possible to our proxy agent, Broadridge.  Your consent must be received by 11:59 p.m. Pacific Time on January 28, 2016 (unless extended by us) (the “Expiration Date”) to be counted in the vote on the Proposals.  The Proposals will be considered approved by our stockholders as soon as we have received (not later than the Expiration Date), signed Stockholder Consents to the Proposals from stockholders representing a majority of the voting power of the Voting Securities.

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Who May Vote

Only stockholders of record as of the Record Date of November 23, 2015 are entitled to consent to the Proposals. Consent may be given by any person in whose name shares of Company common stock and Series B Preferred Stock stand on the books of the Company as of the Record Date, or by his or her duly authorized agent.

IF YOU HOLD YOUR STOCK IN “STREET NAME,” YOU MUST INSTRUCT YOUR BROKER OR NOMINEE AS TO HOW TO VOTE YOUR SHARES. IF YOU FAIL TO DO SO, YOUR BROKER OR NOMINEE MAY NOT VOTE YOUR STOCK WITH RESPECT TO THE PROPOSALS.

Common Stock and Series B Preferred Stock

There were 1,311,366,095 shares of common stock and 1,214,454 shares of Series B Preferred Stock issued and outstanding on the Record Date. Each share of common stock is entitled to one vote per share on these Proposals, which totals 1,311,366,095 votes. Shares of Series B Preferred Stock are entitled to an aggregate of 975,374,500 votes or 42.7% of the voting power with respect to the Proposals.

Revocation of Consent

The Proposals will be considered approved by our stockholders as soon as we have received (not later than the Expiration Date) signed Stockholder Consents to the Proposals from stockholders representing a majority of the voting power of the Voting Securities. You may withdraw or change your Stockholder Consent at any time prior to our receiving such majority approval. You will need to send a letter to Neah Power Systems, Inc. c/o Corporate Secretary, 22118 20th Ave SE, Suite 142, Bothell, Washington 98021 stating that you are revoking your Stockholder Consent.

Absence of Appraisal Rights

Stockholders who abstain from consenting with respect to any Proposal or who vote against any Proposal do not have the right to an appraisal of their shares of common stock or Series B Preferred Stock, as applicable, nor do such stockholders have any similar dissenters’ rights under applicable law.

Expenses of Consent Solicitation

This solicitation is being made by our Board of Directors. The Company will bear the costs of the solicitation, including preparation, printing and mailing costs. Stockholder Consents will be solicited principally through the mail, but our directors, officers and employees may solicit Stockholder Consents personally or by telephone. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries to forward these consent solicitation materials to stockholders whose stock is held of record by such entities. We will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith. In addition, we may pay for and utilize the services of individuals or companies we do not regularly employ in connection with this consent solicitation, if management determines it advisable.

Mailing Address of the Company’s Principal Executive Offices

The mailing address of our executive offices is 22118 20th Ave SE, Suite 142, Bothell, Washington 98021. Please send any correspondence c/o Corporate Secretary.

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PROPOSAL NO. 1:

TO AMEND THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED COMMON STOCK TO 5,400,000,000 SHARES OF COMMON STOCK

Our Board of Directors has approved and recommends to the stockholders the adoption of an amendment to Article III of our articles of incorporation that would increase the number of authorized shares of common stock from 1,800,000,000 shares to 5,400,000,000 shares (the “Amendment”). The number of authorized shares of preferred stock would remain unchanged at 5,000,000.

The Proposed Amendment

The full text of the proposed Amendment to our articles of incorporation is attached as Appendix A.

If the proposed Amendment is adopted by our stockholders and subsequently filed with the Nevada Secretary of State, the first paragraph of Article III of the articles of incorporation would be amended to read:

The total number of shares of stock that the Corporation shall have authority to issue is 5,405,000,000, consisting of 5,400,000,000 shares of common stock, $.001 per share (“Common Stock”), and 5,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”).

Only the number of shares of common stock the Company is authorized to issue would be affected by this Amendment. Except for this change, the proposed Amendment would not affect any other provision of the articles of incorporation.

Reasons for Increase in Authorized Common Stock

The Board of Directors of Neah Power Systems, Inc. has asked the shareholders to approve an increase in our issued and outstanding shares from 1.8 billion, to an upper limit of 5.4 billion.

Our board of directors considers the Amendment essential for several reasons:

Increasing the authorized common stock will enable us to engage in equity financing transactions or other strategic transactions involving the issuance of equity securities. We have limited cash reserves. In order to execute on our business plan and remain viable as a going concern, we must engage in financing transactions until we are able to generate sufficient revenue and cash flows. Financing partners historically have required that we issue common stock or that we issue derivative securities, such as convertible preferred stock, convertible debentures, or warrants, for which we must reserve unissued common stock. As discussed in more detail below in the section titled “Number of Shares of Common Stock Currently Outstanding or Subject to Convertible Securities,” we have nearly reached our limit of authorized common stock. We are therefore limited in financing opportunities that would require the issuance of shares of common stock. Increasing the amount of authorized common stock will enable us to issue common stock or securities convertible into common stock to financing partners. These financings, if they can be successfully negotiated and consummated at sufficient levels, will help us fund our business plan and continue as a going concern. You should be aware that these financing arrangements and the issuance of additional common stock will have a dilutive effect on our existing stockholders. See “Effects of Increase” below.

Our board of directors believes that the increase to the authorized common stock is in the best interests of our stockholders.

If the increase is not approved, we will be limited in our efforts to raise additional capital. In such event, our operations and financial condition could be materially and adversely affected.

Number of Shares of Common Stock Currently Outstanding and Subject to Convertible Securities

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As of November 23, 2015, we had the following shares of common stock issued and outstanding and shares of common stock reserved for issuance under the following securities convertible into common stock:

•

1,311,366,095 shares of common stock issued and outstanding;

•

Series B Preferred Stock convertible into 975,374,500 shares of common stock (this number is calculated for purposes of determining the voting rights of the Series B Preferred Stock according to the terms of the Series B Preferred Stock Certificate of Designation and does not represent the number of shares that may be converted to common shares in the future since future conversion would be based on the future trading price of common stock);

•

Fully diluted options exercisable for 226,046,107 shares of common stock.

•

Fully diluted warrants exercisable for   456,632,584 shares of common stock; and

•

Debt convertible into approximately  562,622,022 shares of common stock (the exact number of which is not determinable at this time because certain of the debt instruments are convertible into shares of common stock based on the future trading price of common stock).

In addition to the common stock issued and outstanding, we have 430,000,000 shares of common stock reserved as additional security under a convertible debt agreement.

The number of our issued and outstanding shares of common stock together with the shares of common stock issuable upon conversion of all of our outstanding convertible securities and shares reserved as loan security is approximately 3,532,041,308, which exceeds our current authorized common stock by 1,732,041,308.

However, certain of our outstanding convertible securities are either (i) convertible only at the option of the Company, (ii) options or warrants that are not exercisable due to vesting or are exercisable at a price higher than market  including:

•

Series B Preferred Stock convertible into 975,374,500 shares of common stock only at our option;

•

Convertible debt that is convertible at the company’s option where the company has the option to pay its regular payment in cash or in converted shares of 562,622,022 shares;

•

Options and warrants that are not exercisable due to vesting or are exercisable at a price higher than market of 682,678,691

Thus, the number of our issued and outstanding shares of common stock together with the shares of common stock issuable upon conversion of all of our outstanding convertible securities other than those (i) convertible only at the option of the Company or (ii) not exercisable due to vesting or are exercisable at a price higher than market is 1,311,366,095.

Effects of Increase

The additional authorized but unissued shares of common stock may generally be issued from time to time for such proper corporate purposes as may be determined by our board of directors, without further action or authorization by our stockholders, except for some limited circumstances where stockholder approval is required by law. Our board of directors does not intend to solicit further stockholder approval prior to the issuance of any additional shares of common stock, except as may be required by applicable law.

The possible future issuance of shares of equity securities consisting of common stock or securities convertible into common stock could affect our current stockholders in a number of ways. In general, the issuance of new shares of common stock will cause immediate dilution of the ownership interests of and the voting power of our existing stockholders, may affect the amount of dividends, if any, paid to such stockholders and may reduce the share of the proceeds that they would receive upon the future liquidation, if any, of the Company.

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In addition, the future issuance of shares of equity securities could:

•

dilute the market price of our common stock, to the extent that the shares of common stock are issued and sold at prices below current trading prices of the common stock, or if the issuance consists of equity securities convertible into common stock, to the extent that the securities provide for the conversion into common stock at prices that could be below current trading prices of the common stock;

•

dilute the earnings per share, if any, and book value per share of the outstanding shares of common stock; and

•

make the payment of dividends on common stock, if any, potentially more expensive.

Required Vote for Approval

Stockholder approval will be effective upon receipt by us of affirmative Stockholder Consents that have not been revoked representing at least a majority of the voting power entitled to vote on the Amendment represented by our outstanding shares of common stock, and Series B Preferred Stock voting as a single class (the “Required Vote”). Accordingly, abstentions from registering your consent and broker non-votes will have the effect of a vote against the Amendment.

There were 1,311,366,095 shares of common stock, 1,214,454 shares of Series B Preferred Stock issued and outstanding on the Record Date. Each share of common stock is entitled to one vote per share on the Amendment, which totals 1,311,366,095 votes. Shares of Series B Preferred Stock are entitled to an aggregate of 975,374,500 votes or 42.7% of the voting power with respect to the proposal to increase the Company’s authorized common stock.

We will file the amendment to our articles of incorporation with the Nevada Secretary of State immediately following our receipt of Stockholder Consents that have not been revoked that represent a majority of the voting power entitled to vote on the Amendment represented by our outstanding shares of common stock, Series B Preferred Stock, but in no event prior to January 29, 2016.

Board of Directors’ Recommendation

The Company’s board of directors recommends that our stockholders “CONSENT” to this Proposal No. 1

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PROPOSAL NO. 2:

ELECTION OF DIRECTORS

General

Our Amended and Restated Bylaws (the “Bylaws”) provide that the Board of Directors shall consist of not less than one (1) member and not more than seven (7) members, as fixed by the Board of Directors. Our Board of Directors has established its membership at five (5) individuals.

We are seeking shareholder consent to re-elect the five current members of our Board of Directors. By virtue of their re-election, our five (5) directors shall continue to serve until the next annual meeting of our stockholders and until such directors’ respective successors are elected or appointed and qualify or until any such director’s earlier resignation or removal. The Board of Directors, acting upon the recommendation of its Nominating Committee, has nominated Dr. Gerard D’Couto, Jeffrey B. Sakaguchi, David Schmidt, Jon M. Garfield, and William M. Shenkin for election to the Board of Directors.

Nominees

Board of Directors and Executive Officers

Our board of directors consists of five directors. Each director holds his office until his successor is elected and qualified or his earlier resignation or removal. Executive officers are appointed by our board of directors, and each executive officer holds his office until he resigns or is removed by our Board or his successor is elected then qualified. There are no family relationships among members of our management or our Board.

Background / Experience

Dr. Gerard C. (Chris) D’Couto. Dr. Gerard C. D’Couto has served as a member of our Board since January 28, 2008 and as our Chief Executive Officer and President since February 2008. Dr. D’Couto previously served as our Chief Operating Officer and Executive Vice President from September 2007 until February 2008. Prior to joining us, Dr. D’Couto served as senior director of marketing at Form Factor Inc. from January 2006 until September 2007, where he headed the launch of NAND flash and DRAM sort probe cards. Prior to that, Dr. D’Couto had a nine-year tenure at Novellus Systems, Inc., with positions of increasing responsibility ranging from product management to technology development and sales. Prior to that, Dr. D’Couto worked at Varian Associates and as a consultant to Intel Corporation. Dr. D’Couto received a bachelor’s degree in chemical engineering from the Coimbatore Institute of Technology in India and also received a master’s and a doctoral degree in chemical engineering from Clarkson University in New York. Dr. D’Couto also earned an MBA from the Haas School of Business at the University of California, Berkeley. Dr. D’Couto was chosen to serve on our Board because of his management and operational skills from his business school education and past management positions as well as his technical knowledge related to our fuel cell technology.

Jeffrey B. Sakaguchi. Jeffrey Sakaguchi has served on our board since November 2010. Since December 2010, Mr. Sakaguchi has also served on the boards of directors of True Blue, Inc., a publicly-traded industrial staffing and placement company, and Eccentex, Inc., a venture-backed, early-stage software company. Since June 2015, he has served on the board of directors of ACT Holdings, Inc., a privately-held debt collection and business process outsourcing company.  Since May 2005, he has served on the board of directors of the American Red Cross, Los Angeles Region, and served as Chairman of the Board from 2009 to 2012, during which time he was responsible for the financial and organizational turnaround of region performance, as well as the integration of nine chapters into the region. From 2004 until 2007, Mr. Sakaguchi served as the President and Chief Operating Officer of Evolution Robotics Retail, Inc., for which he co-led a spin-off of the company from its former parent company, and was responsible for developing and executing a commercialization strategy for a breakthrough visual scanning product targeted for the retail industry. From 1995 until 2003, Mr. Sakaguchi served as the Managing Partner for the North American Energy Strategy Practice at Accenture LLP in Los Angeles. From 1989 until 1995, Mr. Sakaguchi served as the Senior Engagement Manager at McKinsey & Company, Inc. in Los Angeles. Mr. Sakaguchi earned his Bachelor of Science degree in chemical engineering from the Massachusetts Institute of Technology, and his masters in business administration from the Wharton School of the University of Pennsylvania. Mr. Sakaguchi was chosen to serve on our Board because of his extensive business leadership experience with technology and emerging companies and his knowledge of the emerging fuel cell industry.

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David Schmidt. David Schmidt has served on our board since November 2010. Mr. Schmidt has served since 2008 as an independent consultant advising chemical, material and alternate energy spaces regarding strategic marketing and execution services. From 2004 until 2008, Mr. Schmidt served as the Manager of Commercial Excellence and the Strategic Marketing Business Development Manager at Honeywell International Specialty Materials, Inc. From 2000 until 2003, Mr. Schmidt served as a Senior Director and Chief Operations Officer of Plasmion Corporation, Inc. Mr. Schmidt has also served in management positions at Film Specialties, Inc. from 1993 until 2000, Hydromer, Inc. from 1989 until 1992 and ROI Group, Inc. from 1986 until 1988. Mr. Schmidt earned his bachelor of science in business and economics from Lehigh University. Mr. Schmidt was chosen to serve on our Board because of his extensive executive and business development experience in technology industries.

Jon M. Garfield. Jon M. Garfield has served on our Board since May 2008. Mr. Garfield is currently the CFO of Monte Nido LLC a behavioral healthcare treatment facility. He also serves as a board member of Seaniemac International, Ltd.(OTCMKTS: BETS) since 2013.  Mr. Garfield served as Chief Executive Officer of technology company Clearant, Inc. (OTCBB: CLRA) from January 2007 until August 2010 and as Chief Financial Officer at Clearant, Inc. from September 2006 until August 2010. Mr. Garfield has served as a member of Clearant, Inc.’s board of directors from May 2007 until August 2010. From September 2001 through 2006, Mr. Garfield served as an independent financial consultant, including advising as to SEC reporting obligations and Sarbanes-Oxley compliance. From 1998 until 2001, he served as Chief Financial Officer of a telecom service provider and a software developer. From 1996 to 1998, he served as Vice President of Acquisitions for the formerly NYSE-listed ground transportation consolidator Coach USA, Inc. From 1991 to 1996, Mr. Garfield served as Corporate Assistant Controller of Maxxim Medical, Inc., a formerly New York Stock Exchange listed manufacturer and distributor. During 1986 to 1991, Mr. Garfield practiced public accounting with Arthur Andersen and PricewaterhouseCoopers. Mr. Garfield received a Bachelor of Business Administration in Accounting from University of Texas, Austin. Mr. Garfield was chosen to serve on our Board because of his past experience in chief executive officer and chief financial officer roles at public companies and because of his financial literacy.

William M. Shenkin. William M. Shenkin has served on our Board since November 2013. Mr. Shenkin is currently the CEO and President of CeFO, Inc. Mr. Shenkin specializes in working with businesses and individuals in providing family office services for high net worth individuals, chief financial officer services including strategic business review and planning, monthly financial and accounting review, equity and debt financing, buy/sell negotiations, and tax services. Mr. Shenkin’s professional history encompasses 30 years of CPA, tax, audit and advisory services beginning with Ernst & Young, then Shenkin Kurtz Baker & Co. and presently CeFO, Inc. He is a member of the American Institute of Public Accountants as serves as a Board Member and Board Advisor for numerous companies and non-profits. Mr. Shenkin holds a M.A. in Accounting from Florida Atlantic University.  Mr. Shenkin was chosen to serve on our Board because of his extensive background with growing technology businesses and at the recommendation by recent financing activities.

Board of Directors’ Recommendation.

The Board of Directors recommends that our stockholders “CONSENT” to this Proposal No. 2.

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PROPOSAL NO. 3:

RATIFICATION OF APPOINTMENT OF PETERSON SULLIVAN LLP AS OUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our board of directors approved the continued engagement of Peterson Sullivan LLP as our independent registered public accounting firm for our fiscal year ending September 30, 2015. Peterson Sullivan LLP has been our principal accountant since 2006 and audited our Consolidated Financial Statements for each of the fiscal years ended September 30 from 2007 through 2013. Peterson Sullivan LLP has been appointed by the Board of Directors to continue as our independent registered public accounting firm for the fiscal year ended September 30, 2015.

In the event that ratification of this appointment of independent registered public accounting firm is not approved by the affirmative vote of a majority of votes cast on the matter, then the appointment of our independent registered public accounting firm will be reconsidered by the Board of Directors or Audit Committee.

Your ratification of the appointment of Peterson Sullivan PLLC as our independent registered public accounting firm for the fiscal year ended September 30, 2015 does not preclude the Board of Directors or Audit Committee from terminating its engagement of Peterson Sullivan PLLC and retaining a new independent registered public accounting firm, if it determines that such an action would be in our best interest.

Audit and Related Fees for Fiscal 2014 and 2013

The following table sets forth the aggregate fees billed by Peterson Sullivan LLP, our independent registered public accounting firm, for professional services rendered to us during the fiscal years ended September 30, 2014 and 2013. The audit committee has considered these fees and services and has determined that the provision of these services is compatible with maintaining the independence of each firm.

Fees	2014	2013
Audit Fees (1)	$53,205	$56,423
Audit Related Fees (2)	-	-
Tax Fees (3)	-	-
Total	$53,205	$56,423

(1)

“Audit Fees” represent fees and expenses for professional services rendered for the audits of our annual financial statements for the applicable year and for the review of the financial statements included in our quarterly reports on Form 10-Q for the applicable year.

(2)

“Audit Related Fees” consist of fees billed for assurance and related services that are related to the performance of the audit or review of our financial statements and registration filings with the SEC and are not reported as audit fees.

(3)

“Tax Fees” consist of preparation of our federal and state tax returns, review of quarterly estimated payments, and consultation concerning tax compliance issues. We did not engage Peterson Sullivan LLP for tax services during fiscal 2014 or 2013, and instead we use a third-party consulting firm.

Audit Committee Pre-Approval Policies and Procedures

The policy of the Audit Committee is to pre-approve all audit and permissible non-audit services provided by our independent auditors. All of the services rendered to us by Peterson Sullivan LLP for the periods ended September 30, 2014 and 2013 were pre-approved by the Audit Committee at the time of the engagement of Peterson Sullivan LLP.

Board of Directors’ Recommendation

The Board of Directors recommends that our stockholders “CONSENT” to this Proposal No. 3.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

ITEM 11. EXECUTIVE COMPENSATION

The following table shows for each of the two fiscal years ended September 30, 2014 and 2013, all compensation awarded or paid to, or earned by, Gerard C. D’Couto, our Chief Executive Officer and David Schmidt, our Acting Principal Financial Officer(“collectively, the  “Named Executive Officers”).  Due to working capital limitations, we have deferred payments of compensation to our Chief Executive Officer and former Chief Financial Officer, and to members of our Board of Directors, which are included in accrued compensation and related expenses in the accompanying consolidated balance sheets (Note 8).  Other than the Named Executive Officers, we had no executive officers whose compensation exceeded $100,000 during the fiscal years ended September 30, 2014 and 2013.

Summary Compensation Table

Name & Position	Fiscal Year	Salary ($)	Options (1) ($)	All Other (2) ($)	Total ($)
Gerard C. D’Couto	2014	225,000		16,153 (2)	241,153
President, Chief Executive Officer	2013	225,000	616,427 (4)	14,450 (2)	855,877
David Schmidt	2014	158,890 (3)			158,890
Acting Principal Financial Officer	2013	82,500 (3)	164,980 (4)		247,480

(1)

This column represents the aggregate grant-date fair value of the awards computed in accordance with FASB ASC Topic 718. These amounts reflect our accounting value for these awards and do not necessarily correspond to the actual value that may be realized by the named executive officer. The assumptions used in the calculation of these amounts are described in Note 11 to our Consolidated Financial Statements included with this Annual Report on Form 10-K.

(2)

Consists of health related benefits provided to employees.

(3)

Mr. Schmidt is a Board member and a consultant.  Amounts for Mr. Schmidt are earned consulting fees for the years ended September 30, 2014 and September 30, 2013.

(4)

The values correspond to options issued under the company’s restated Long Term Incentive Plan in place of previously issued options issued under the Company’s previous Sales Incentive Plan that were cancelled.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding the outstanding equity awards held by our Named Executive Officers as of September 30, 2014:

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price $	Option expiration date
Gerard C. D’Couto	2,400,000 (1)			0.02300	Nov-2020
President, Chief Executive Officer	1,685,393	-	-	0.00890	Apr-2021
	2,587,500 (2)	-	-	0.08000	Jun-2020
	41,705,537 (4)			0.00900	Sep-2015
	102,750,000	34,250,000 (3)	-	0.00354	Aug-2023
David Schmidt	800,000			0.02300	Nov-2020
Acting Principal Financial Officer	1,685,393			0.00809	Apr-2021
	19,500,000	6,500,000 (3)		0.00354	Aug-2023
	9,000,000	3,000,000 (3)		0.00406	Aug-2023

12

(1)

These options vests 25% at grant date and 25% in each of 3 equal six-month installments over an eighteen-month period following the grant date, and are fully vested as of September 30, 2014.

(2)

These options vests in equal yearly installments over a 4-year period following the grant date, and are fully vested as of September 30, 2014.

(3)

These options were granted under our Long Term Incentive Plan and vests 25% at grant date and 25% in equal six month installment over an eighteen-month period. These options will be fully vested in February of 2015.

(4)

These warrants were received in exchange for the accrued wages in the amount of $288,731.

Long Term Incentive Compensation Plan

Our Long Term Incentive Compensation Plan (the “Plan"), as restated, was approved by shareholders in July 2014. The Plan is administered by our board of directors. In July 2014, shareholders also approved an automatic share reserve increase by an amount equal to ten (10%) percent of the common shares available for issuance under the Plan beginning on August 1, 2014, and on each August 1st of the next nine (9) years.  The aggregate number of shares available for issuance under the Plan is 357,500,000 as of September 30, 2014.   We have granted stock options under the Plan to employees, members of our board of directors, advisors and consultants. No options have been exercised. Options are exercisable for ten years from date of grant.

Employment, Severance and Change in Control Agreements

Under the terms of the Offer Letter entered into between Dr. Gerard C. (Chris) D’Couto and the Company when Dr. D’Couto joined us as Chief Operating Officer, Dr. D’Couto receives a per annum base salary of $225,000 and a bonus equal to 50% of his base salary upon the completion of certain milestones. In the event Dr. D’Couto’s employment is terminated (i) for any reason other than for cause or a winding down of our operations or (ii) due to a change in control where he is not offered a comparable position at a similar compensation, Dr. D’Couto will be entitled to a severance payment equal to six months of his then current base salary.

On June 30, 2012, we appointed David Schmidt, a member of our Board of Directors and Chairman of the Governance and Nominating Committees, to serve as Acting Principal Financial Officer of the Company. Acting Principal Financial Officer services and consulting services are provided by Advanced Materials Advisory LLC on a monthly basis at the rate of $11,000 per month.

Compensation of Directors

On August 23, 2011, our Board of Directors approved a Cash Compensation Plan for the directors on the Board, to be administered by the Compensation Committee. The Cash Compensation Plan effective as of August 23, 2011 and covers current members of the Board. Cash compensation will accrue effective from the date that the director originally joined the Board, but no earlier than June 1, 2009 and, with the exception of retainer compensation, will be pro-rated based on attendance at Board and Committee meetings. The effectiveness of the Cash Compensation Plan and the payment of compensation are conditional upon our receiving cash in the amount of at least $1.5 million either by direct outside investment or from sales or from licensing revenues. The following sets forth the cash compensation plan.

Retainer	$10,000
Board Meetings
Chairman	$15,000
Member	8,000
Audit Committee
Chairman	$6,000
Member	2,500
Compensation Committee
Chairman	$2,500
Member	1,500
Governance Committee
Chairman	$1,500
Member	400
Nominating Committee
Member	$400

13

Except as described above, we do not have any formal policy for the compensation of our non-employee directors. Our Board has made grants of stock options to our outside directors at various times as compensation for our director’s service on the Board. In the future, we anticipate adopting a policy of paying directors a fee for their attendance at board and committee meetings if the financial condition of our Company improves.

The following table sets forth information regarding the compensation of directors during the fiscal year ended September 30, 2014:

Director Compensation
Name	Fees Earned or Paid in Cash ($)	Stock Awards($)	Option Awards ($) (1)	All Other Compensation ($)	Total ($)
Gerard C. D’Couto (2)	-	-	-	-	-
Jeffrey Sakaguchi (3)	25,907	-	-	-	25,907
David Schmidt (4)	-	-	-	-	-
Jon Garfield (5)	15,029	-	-	-	15,029
John Toedtman (6)	2,571		-	-	2,571
William Shenkin(7)	9,086		-	-	9,086

(1)

This column represents the aggregate grant-date fair value of the awards computed in accordance with FASB ASC Topic 718. These amounts reflect our accounting value for these awards and do not necessarily correspond to the actual value that may be realized by the named executive officer. The assumptions used in the calculation of these amounts are described in note 11 to our Consolidated Financial Statements included with this Annual Report on Form 10-K.

(2)

Dr. D’Couto’s compensation for fiscal year 2014 is fully reflected in the “Summary Compensation Table” above. Mr. D’Couto received no additional compensation for his service as a director.

(3)

Mr. Sakaguchi’s earned fees of $25,907 have been deferred as of September 30, 2014.

(4)

Mr. Schmidt’s compensation for fiscal year 2014 is fully reflected in the “Summary Compensation Table” above. Mr. Schmidt received no additional compensation for his service as a director.

(5)

Mr. Garfield’s earned fees of $15,029 have been deferred as of September 30, 2014. His Other Compensation relates to costs associated to certain health benefit coverage that was paid for by the Company on his behalf.

(6)

Mr. Toedtman’s earned fees of $2,571 have been deferred as of September 30, 2014. Mr. Toedtman resigned from the Board on November 25, 2013. The departure of Mr. Toedtman was not a result of any disagreement with the registrant on any matter relating to the registrant’s operations, policies or practices.

(7)

Mr. Shenkin earned fees of $9,086 have been deferred as of September 30, 2014

14

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table presents information as of September 30, 2014 concerning the beneficial ownership of our common stock and each of our outstanding classes of preferred by the following persons or groups:

•

each person who, to our knowledge, beneficially owns more than 5% of our common stock or any class of preferred stock;

•

each Named Executive Officer identified in the Executive Compensation table above;

•

each of our current directors; and

•

all of our current directors and executive officers as a group.

Percentage of common stock beneficially owned is based on 966,107,350 shares of common stock outstanding on September 30, 2014. In accordance with SEC rules, when we computed the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed as outstanding shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of September 30, 2014. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

This table is based upon information supplied by executive officers, directors and principal shareholders. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, to our knowledge, each of the shareholders named in this table has sole voting and investment power with respect to the common stock shown as beneficially owned. The address for each of our officers and directors is c/o Neah Power Systems, Inc., 22118 20th Avenue SE, Suite 142, Bothell, Washington 98021.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Owned (%)
Chris D'Couto (1)	185,778,432	16.1%
David Schmidt (2)	44,818,748	4.5%
Jeffrey Sakaguchi (3)	20,032,422	2.1%
Jon Garfield (4)	15,038,829	1.6%
William M. Shenkin (5)	60,100,000	6.2%
All directors and named executive officers as a group (5 individuals)	325,768,431	27.0%

5% or More Shareholders
Bard Associates, Inc. (6)	186,200,000	17.5%
Green World Trust (7)	99,219,364	10.0%
Summit Trading Limited (8)	93,552,744	9.7%
Sierra Trading Corp (9)	87,942,496	9.1%

(1)

Gerard C. D’Couto is the beneficial owner of 185,778,432 shares of common stock, which consists of 400,002 common shares, 41,705,537 shares of common stock underlying warrants, and 143,672,893 shares of common stock underlying options.

(2)

David Schmidt is the beneficial owner of 44,818,748 shares of common stock, which consists of 4,333,355 common shares owned by Advanced Materials Advisory, and 40,485,393 shares of common stock underlying options.

(3)

Jeffrey Sakaguchi is the beneficial owner of 20,032,422 shares of common stock, which consists of 10,395,010 shares of common shares, 6,752,019 shares of common stock underlying warrants and 2,885,393 shares of common stock underlying options.

(4)

Jon Garfield is the beneficial owner of 15,038,829 shares of common stock, which consists of 12,137,811 shares of common stock underlying warrants and 2,901,018 shares of common stock underlying options.

(5)

Clean Tech Investors LLC is a Colorado Limited Liability Company; with a registered address of 88 Inverness Circle East L107, Englewood, CO 80112 that engages in the development of renewable energy initiatives, among other activities.  William M Shenkin is a managing member of Clean Tech Investors LLC and Director of Neah Power Systems, Inc. Clean Tech Investors LLC is the beneficial owner of 60,100,000 shares of common stock.

(6)

The address of Bard Associates, Inc. is 135 South LaSalle Street, Suite 3700, Chicago, Illinois. Bard Associates, Inc. is the beneficial owner of 20,000,000 shares of common stock, which consists of 10,000,000 shares of common stock, and 10,000,000 shares of common stock underlying warrants. Bard Associates, Inc. also has sole dispositive power over 86,640,000 shares of common stock and 86,640,000 shares of common stock underlying warrants.  This information is obtained from a Form SC 13G/A filed on January 31, 2014

15

(7)

The address of Green World Trust is 4093 Quakerbridge Road, Princeton Jct, NJ 08550. Green World Trust is the beneficial owner of 99,219,364 shares of common stock, which consists of 70,454,804 shares of common stock, and 28,764,560 shares of common stock underlying warrants.

(8)

Summit Trading Limited (“Summit”) is a Bahamian holding company and is owned by the Weast Family Trust. The Weast Family Trust is a private trust established for the benefit of C.S. Arnold, Daisy Rodriguez, Stephanie Kaye and Tracia Fields. C.S. Arnold is the settlor of the Weast Family Trust. The natural person exercising voting control of the shares of our common stock held by Summit is Daryl Orenge. The address of Summit is Charlotte House, P.O. Box N-65, Charlotte Street, Nassau, Bahamas. Summit owns 15,878,057 shares of our common stock and 589,080 shares of our preferred series B stock, which is convertible at our sole option into shares of our common stock. As of September 30, 2014 the series B shares would have been convertible into an estimated 77,674,687 shares of our common stock (the exact number of which is not determinable at this time because the Series B are convertible into shares of our common stock based on the future trading price of our common stock). The holders of the series B are entitled to vote with the holders of our common stock with the number of votes equal to the number of common shares available by conversion to the holders of the series B.

(9)

Sierra Trading Corp (“Sierra”) is a Florida corporation. We have been advised that Daisy Rodriguez owns 100% of Sierra. Daisy Rodriguez is a private investor married to the primary beneficiary of Summit Trading Limited. Sierra owns 725,908 shares of our series B preferred stock which is convertible at our sole option into shares of our common stock. As of September 30, 2014 the shares would have been convertible into an estimated 87,942,496 shares of our common stock (the exact number of which is not determinable at this time because the Series B are convertible into shares of our common stock based on the future trading price of our common stock). The holders of the Series B are entitled to vote with the holders of our common stock with the number of votes equal to the number of common shares available by conversion to the holders of the Series B.

Description of Equity Incentive Compensation Plans

We have one equity compensation plan; our Long Term Incentive Compensation Plan.

Our Long Term Incentive Compensation Plan (the “Plan"), as restated, was approved by shareholders in July 2014. The Plan is administered by our board of directors. In July 2014, shareholders also approved an automatic share reserve increase by an amount equal to ten (10%) percent of the common shares available for issuance under the Plan beginning on August 1, 2014, and on each August 1st of the next nine (9) years.  The aggregate number of shares available for issuance under the Plan is 357,500,000 as of September 30, 2014.   We have granted stock options under the Plan to employees, members of our board of directors, advisors and consultants. No options have been exercised. Options are exercisable for ten years from date of grant.

The table below sets forth certain information as of September 30, 2014 regarding the shares of common stock available for grant or granted under our equity incentive plans:

Equity Incentive Compensation Plan Information

Plan	Number of Common shares to be Issued Upon Exercise of Outstanding Options	Weighted-Average Exercise Price of Outstanding Options	Number of Common Shares Remaining for Future Issuance Under Long-Term Incentive Equity Compensation Plan (Excluding Outstanding Options)
Equity compensation plans approved by stockholders (1)	236,096,007	$0.01	88,386,493
Total	236,096,007		88,386,493

(1)   Our Long Term Incentive Compensation Plan (the “Plan"), as restated, was approved by shareholders in July 2014. The Plan is administered by our board of directors. In July 2014, shareholders also approved an automatic share reserve increase by an amount equal to ten (10%) percent of the common shares available for issuance under the Plan beginning on August 1, 2014, and on each August 1st of the next nine (9) years.  The aggregate number of shares available for issuance under the Plan is 357,500,000 as of September 30, 2014. We have granted stock options under the Plan to employees, members of our board of directors, advisors and consultants. No options have been exercised. Options are exercisable for ten years from date of grant.

16

Delivery of Documents to Multiple Stockholders Sharing an Address

Some banks, brokers and other nominee record holders participate in the practice of “householding.” This means that only one copy of this Consent Solicitation Statement may have been sent to multiple stockholders in each household. We will promptly deliver a separate copy to any stockholder upon written or oral request. To make such a request, please contact us at Neah Power Systems, Inc. c/o Corporate Secretary, 20th Ave. S.E., Suite 142, Bothell, Washington 98021. Any stockholder who wants to receive separate copies of any future annual report, proxy statement or information statement, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact his or her bank, broker, or other nominee record holder, or he or she may contact us at the above address and phone number.

Where You Can Find More Information

We are subject to the information reporting requirements of the Exchange Act, and, in accordance with these requirements, we are required to file periodic reports and other information with the Securities and Exchange Commission. You may copy and inspect any materials that we file with the Securities and Exchange Commission at its Public Reference Room at 100 F Street, N.E., Washington, D.C. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information about the operation of the public reference rooms. The Securities and Exchange Commission also maintains an internet website at http://www.sec.gov that contains our filed reports, proxy and information statements, and other information that we file electronically with the Securities and Exchange Commission.

Other Matters

The Company’s Board of Directors is not aware of any matter other than those described in this Consent Solicitation Statement to be presented for the consent of the stockholders.

17

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-K

(Mark One)

☒           ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended: September 30, 2014

OR

☐            TRANSITION REPORT PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Commission File Number: 000-49962

NEAH POWER SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Nevada	88-0418806
(State or other jurisdiction of incorporation or organization	(IRS Employer Identification No.)

22118 20th Ave SE, Suite 142, Bothell Washington	98021
(Address of principal executive offices)	(Zip Code)

(425) 424-3324

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which Registered
None	None

Securities registered pursuant to Section 12(g) of the Exchange Act:

 Common Stock, $0.001 par value per share

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. Yes ☐   No ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or 15(d) of the Exchange Act. Yes ☐  No ☒

Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.     Yes ☒   No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§ 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes ☒    No ☐

Indicate by check mark if disclosure of delinquent filers in response to Item 405 of Regulation S-K (§ 229.405) is not contained herein, and will not be contained, to the best of Registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of a “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.   (Check One)

☐ Large Accelerated Filer	☐ Accelerated Filer

☐Non-accelerated Filer (do not check if smaller reporting company)	☒Smaller Reporting Company

Indicate by check mark whether the Registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    Yes ☐   No ☒

The aggregate market value of the Registrant’s common stock held by non-affiliates was approximately $16,824,784 as of March 31, 2014 (the last business day of the registrant’s most recently completed second fiscal quarter) based upon the closing price of common stock on that date of $0.0292.

As of December 12, 2014 there were 974,662,447 shares of the Registrant’s $0.001 par value common stock issued and outstanding.

Documents Incorporated By Reference: None

EXPLANATORY NOTE

As used herein, the terms “Neah,” “Neah Power,” “Neah Power Systems,” “Company,” “we,” “our” and like references mean and include both Neah Power Systems, Inc., a Nevada corporation, and our wholly-owned subsidiary, Neah Power Systems, Inc., a Washington corporation.

FORWARD LOOKING STATEMENTS

This Annual Report on Form 10-K and the documents incorporated herein by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Specifically, all statements other than statements of historical facts included in this Annual Report on Form 10-K regarding our financial position, business strategy and plans and objectives of management for future operations are forward-looking statements. These forward-looking statements are based on the beliefs of management, as well as assumptions made by and information currently available to management. When used in this Annual Report on Form 10-K, the words “anticipate,” “believe,” “estimate,” “expect,” “may,” “will,” “continue” and “intend,” and words or phrases of similar import, as they relate to our financial position, business strategy and plans, or objectives of management, are intended to identify forward-looking statements.

These statements reflect our current view with respect to future events and are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, we can give no assurance that such expectations will be achieved. Future events and actual results, financial and otherwise, may differ materially from those expressed in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. We undertake no duty to update or revise any forward-looking statements after the date of this Annual Report on Form 10-K and the documents incorporated herein by reference or to conform them to actual results, new information, future events or otherwise, except as may be required by law.

The following factors, among others, could cause our future results to differ materially from historical results or those anticipated:

•	our ability to obtain financing;

•	our future capital needs;

•	the acceptance and success of our fuel cell products, our ability to develop and commercialize products, and to enter into sales agreements with customers and generate revenue;

•	the success or failure of our research and development programs, marketing, and sales efforts;

•	resolution of outstanding lawsuits and default judgments against us, and our ability to settle disputes and negotiate with creditors for past due amounts;

•	general market, labor and economic conditions and related uncertainties; and

•	our limited operating history, and current debt and working capital conditions

These factors are the important factors of which we are currently aware that could cause actual results, performance or achievements to differ materially from those expressed in any of the forward looking statements. We operate in a continually changing business environment and new risk factors emerge from time to time. Other unknown or unpredictable factors could have material adverse effects on our future results, performance or achievements. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this Annual Report on Form 10-K may not occur.

For a discussion of these and other factors that may affect our business, results and prospects, see “Item 1A – Risk Factors” beginning on page 8. Readers are urged to carefully review and consider the various disclosures made by us in this Report and in our other reports previously filed with the Securities and Exchange Commission (the “SEC”), including our periodic reports on Forms 10-K, 10-Q and 8-K, and those described from time to time in our press releases and other communications, which attempt to advise interested parties of the risks and factors that may affect our business, prospects and results of operations.

PART I

ITEM 1. BUSINESS

Overview

Neah Power Systems, Inc. (NPWZ) is engaged in the development and sale of renewable energy solutions using proprietary fuel cell technology. Our fuel cells are designed to replace existing rechargeable and non-rechargeable battery technology in a variety of applications. We are developing solutions specifically targeted for the military, transportation, and portable electronics applications, and are continuing to pursue additional applications for our technology. Our long-lasting, efficient and safe power solutions include devices such as notebook PCs, military radios, and other power-hungry computer, entertainment and communications products.

We are developing two classes of fuel cells, one referred to as the PowerChip™  and the other as the BuzzCell™. We are also developing a hydrogen gas generating reformer technology referred to as Formira™.  The PowerChip™ is a silicon based fuel cell that uses traditional computer chip manufacturing to build the fuel cell.  The BuzzCell™  product was developed during the last two years using some processing steps of the PowerChip™  technology and using polymeric materials for a lower cost, consumer oriented product. The PowerChip™  is targeted for applications where the quality of the surrounding air is unpredictable or not available like diesel-fumes contaminated environments or underwater applications. The BuzzCell™  product uses air from the surrounding environment and is targeted for consumer-oriented and less aggressive applications for lower power ranges. The Company is also developing Formira™, a reformer platform for direct on-site generation of hydrogen gas. Customers will be able carry a liquid with a more acceptable safety profile and generate hydrogen gas at point of use rather than carrying high pressure hydrogen gas cylinders.  Our technology and its applications have been validated both by our own research and customer results. We believe our fuel cells will outperform lithium ion batteries and other similar power sources, with longer run time, shorter recharge time, ease of portability, and other measures of performance. We anticipate that our fuel cell solution will be particularly beneficial in applications requiring the use of more than one battery because the user will only need to use a single fuel cell with a supply of smaller fuel cartridges, resulting in reduced overall size and weight.

We have an intellectual property portfolio consisting of 14 issued patents, 8 patents pending, that are being developed and various trade secrets for our proprietary technology.  We use a unique, patented and award winning, silicon-based design for our Powerchip™  micro fuel cells that enable higher power densities, lower cost and compact form-factors. The PowerChip™  technology has been recognized for both its innovativeness and its application potential from noted sources including the 2012 ZINO Green finalist, the 2010 WTIA finalist, 2010 Best of What’s New Popular Science and other awards.

Strategy and Current Business

Along with our on-going efforts to develop and improve our technology, we have sought out interested third parties and potential customers to purchase and validate our products and to explore potential sales and licensing opportunities. In 2012 we delivered a commercial system based on the PowerChip™  platform to a Fortune 150 US Defense Supplier.  The defense supplier is exploring the use of our PowerChip™  fuel cell for a range of applications including soldier power, remote power stations, and unmanned underwater and aerial vehicles. We have submitted grants jointly with this defense supplier and expect results from these submissions.  We also shipped PowerChip™  and BuzzBar™  products to a Fortune 110 Consumer company and continue to have dialog with this customer. In October 2013, we received a purchase order from the Defense Research and Development Organization (DRDO) of the Government of India for multiple units. In November 2013 we acquired certain fuel cell assets from Clean Tech Investors, LLC along with a direct investment into the Company. These assets open up other large markets that Neah intends to serve going forward.  Earlier in the year the company accepted pre-orders for BuzzBar™  products and in August 2014 began shipping BuzzBar™  products both to those who ordered and to larger retail potential partners.

This success was made possible by our efforts to advance the development and maturity of our systems, improve design, and test longevity of the fuel cell and completion of a closed loop, self-contained system, not requiring the availability of oxygen from the environment. This “anaerobic” system is an important differentiating feature of our PowerChip™  fuel cell technology. The “non-air breathing” feature of creating its own oxygen allows operation in a wide range of environmental conditions that is not dependent upon temperature, humidity, or particulate. This would include extreme environments, such as underwater, high atmospheric, or particulate or gaseous contaminated conditions.  This is an important feature for underwater, aerial, and other mission critical applications. The fuel cell is insensitive to relative humidity and temperature only to the extent of the freezing point of the fuel itself.

The BuzzBar™ suite includes a battery charger (BuzzBar™) which has the unique capability to take input from a variety of sources, allowing an off-the-grid lifestyle for a consumer. The variety of sources include a fuel cell (BuzzCell™), battery pack (BuzzBat™) solar panel (BuzzSol ™) as well as traditional sources like a wall outlet and USB based charging. The BuzzBar™  was  introduced in December 2013, and the BuzzBat™  and BuzzSol™  will be introduced shortly. The BuzzCell™  is an instantly rechargeable miniature fuel cell, comparable in size to leading edge smart phones.  The fuel cell has no moving parts, uses cost effective, highly manufacturable technologies. This technology has been under development by us for the last two years, and the company has submitted two patent applications, and has various trade secrets, and ‘know how’ related to this technology. The replaceable cartridge consists of a non-toxic biofuel and supporting electrolyte, and when connected to the BuzzCell™, instantly displaces the old (spent fuel) and re-charges it with fresh fuel. The cartridge can then be disconnected. BuzzBar™  charges all smart phones using a USB output. No modification is needed to the phone, but depending on the model of phone, it might need connector adaptors.

We continue to explore licensing and product sales opportunities with leading defense, commercial and consumer companies. Our discussions with potential customers include, but are not limited only to, the following:

•	Continuing discussions with the DRDO to license our technology for production and use for India military applications.

•	We have a letter of interest with a large U.S. based aerospace company, and we have provided a scope of work with detailed milestones and a commercial proposal for commercial aviation applications. Depending on the availability of sufficient funding, our plans for fiscal 2015 include progress on various milestones related to this scope of work.

•	We have commercial proposals for the BuzzBar™ technology to a large consumer company who has expressed interest in this product.

•	A large commercial entity in India has expressed significant interest in the BuzzBar™ suite of products, and as part of the initial limited production run, we have shipped units to this customer for evaluation.

•	We continue to submit grant proposals to various defense agencies for both the PowerChip™ and the BuzzBar™ technologies. These are jointly submitted with the defense supplier and other parties.

Our business model includes the potential to license the manufacturing of our fuel cells or to purchase product directly from the Company. We believe that our licensing strategy will be particularly attractive to customers who have access to their own computer chip manufacturing capacity, because our products can be manufactured with existing equipment used in the semiconductor industry without significant capital outlays for new equipment.

We also intend to design and distribute the fuel cartridges that these fuel cells require for refueling. We anticipate that we will generate future revenues from the sale and licensing of both fuel cartridges and the completed fuel cells. Our business plan contemplates that we will subcontract to third parties substantially all of the production and assembly of the fuel cells and fuel cartridges.

For the PowerChip™  technology, we are focusing our initial sales strategy on markets requiring anaerobic or low oxygen content environments, such as underwater, transportation, aerospace and military applications. Our product focus for fiscal 2015 will be directed to our business with the aforementioned US defense supplier and the proposal to the commercial aviation provider, as well as fuel cell range extenders for electric and other recreational vehicles.

For the PowerChip™  and the BuzzBar™  product, we will also continue to pursue adoption in the consumer markets. While the size of the consumer markets is very significant, the adoption cycle can be much longer than the other markets that we are currently focused on. These longer adoption cycles are driven by longer lead times for product development, distribution, supply chain implementation, and consumer specific safety testing. We are in preliminary discussions with a large consumer company for consumer applications, which, if successful, is expected to take 6 to 16 months for product placement on store shelves.

The deployment of our business strategy has been delayed due to the availability of capital and our inability to raise sufficient capital to fund ongoing operations, sales and marketing and production. Assuming we are able to continue to obtain sufficient financing, we intend to focus on production and delivery of products to customers and sales efforts. We intend to continue to develop business relationships and demonstrate our technology to potential leading edge adopters.

Our Patented PowerChip™  Technology

Our PowerChip™  fuel cell design utilizes a patented porous silicon electrode structure and circulating liquid streams of fuel, oxidant and electrolyte that produce the chemical reactions needed to generate power. We believe that our use of porous silicon and liquid oxidant is unique in the fuel cell industry. In final form, our products can be packaged in plastic casings to create self-contained systems that retain the excess water produced during operation and prevent contamination to the cathode as occurs in traditional Proton Exchange Membrane (“PEM”) based direct methanol fuel cells.

Our BuzzBar™  technology is targeted for low power applications and uses air from the surrounding ambient in its current implementation. We are also exploring the use of the PowerChip™  technology for these low power, consumer oriented applications.

The BuzzBar™  product is based on an Anion Exchange Membrane, and uses some processing steps from the PowerChip™  technology to build a cost effective product for consumer oriented applications.  We intend to discuss our BuzzBar™  technology in more detail as we implement patent protection around this technology.

Our PowerChip™  technology was developed to address various issues seen with the incumbent PEM-based direct methanol fuel cells. We believed an entirely new design approach was necessary to achieve the power density, manufacturability, cost and reliability, and the unique ability to operate in anaerobic (non air-breathing) environments required by portable electronic devices and transportation applications. Furthermore, since our design is based largely on standard silicon wafer processing, we believe that it should have significant manufacturing advantages over traditional fuel cells. Compared to competing direct methanol fuel cell technologies that use carbon-based electrodes and solid PEM’s, we believe that our fuel cell’s silicon-based approach will deliver higher power output, lower cost for the equivalent size of fuel cell, a cost efficient manufacturing model that is used by the semiconductor industry, and aerobic and anaerobic operations.

Comparison between Porous Silicon Fuel Cells and PEM-Based Designs

We believe that the principal advantages of our PowerChip™  approach over PEM-based designs include:

•	Our use of porous silicon electrodes and the liquid electrolyte eliminate a range of possible failure modes that have hampered introduction of PEM-based systems. These include degradation of the PEM membrane, crossover of methanol fuel and degradation of the cathode catalyst, damage to the cathode catalyst by exposure to airborne contaminants such as sulfur, and flooding or alternatively drying out of the cathode catalyst. We believe that these advantages will allow our fuel cells to operate in a broader range of environmental conditions, in all orientations, with high reliability.

•	The use of silicon technology allows us to make use of existing silicon production infrastructure, with reduced need to create specialized production facilities. We can also use standard silicon technology to optimize the dimension of the pores for high power, while optimizing the thickness to reduce cost and overall dimensions of the fuel cell.

•	The larger reaction area, coupled with the use of oxidizer at the cathode, leads to greater available power density, which reduces the size and cost of the fuel cell system.

•	Our technology allows us to create alternative product designs that do not require interactions with the environment for operation. This allows the use of our fuel cell products for applications like sensor networks that require operation without breathing air or expelling gases.

•	Water created in the fuel cell reaction is retained in the fuel cartridge and not vented where it can damage the host device.

We believe that the principal disadvantages of our approach consist of the following factors:

•	Our approach requires both the fuel cell and the cartridge to contain acids at corrosive concentrations, but at concentrations lower than those extant in various liquid acid batteries. It is therefore important to ensure that users of the technology are safely separated from these acids.

•	The need to select materials compatible with the chemistry.

As an ongoing effort to increase the competitiveness of our product, we are focused on the following continuous improvement programs that we believe will further enhance the performance differentiation of our fuel cell, reduce the cost, and enhance manufacturability and increase lifetime and reliability:

•	Increase the volumetric power density over the power density currently available in our fuel cells - this will enable more compact solutions;

•	Continue development of manufacturing techniques for fuel cell and fuel cartridge assembly, allowing the unit to meet relevant specifications (such as those of the Underwriters Laboratories) that are required by many customers;

•	The larger reaction area, coupled with the use of oxidizer at the cathode, leads to greater available power density, which reduces the size and cost of the fuel cell system.

•	Reduce the precious metal content of the fuel cells from present levels according to a staged program in order to meet and exceed our production cost objectives; and

•	Improve the aerobic solution that will provide higher energy density for aerobic applications, while leveraging other capabilities from our anaerobic system.

Our Industry

The Fuel Cell Market

Revenues generated in the fuel cell portable power market is estimated to have been $177 million in 2009 and is expected to reach $1.3 billion per year by 2016, according to market research companies like Frost and Sullivan and from our own research. Of this larger market, the market segment for underwater-unmanned applications is estimated to be growing at a 30% cumulative aggregate growth rate. The market for batteries for transportation is expected to be in the $10 billion range by 2015. In all these markets, significant portions of the market can be served either by a fuel cell replacement of, or complement to, the existing battery technology. Fuel cells can be categorized by the market applications they potentially serve and by their power output. We are focused on providing an alternative or a complementary technology to conventional batteries for portable electronic devices that typically operate in the 5W to 4000+ Watt range. Specifically, we are targeting small scale and two and four wheeler transportation vehicles, military, industrial and consumer markets with potential applications for computer, electronic media as well as products for military and homeland security electronic equipment.

These segments of the fuel cell market include low power systems (less than 10 Watts) for low power devices and trickle chargers, and higher power systems (greater than 100 Watt) typically aimed at stationary power generation or vehicle power plants. In particular, our technology may provide some unique advantages over batteries and other types of fuel cells in harsh environments or where access is limited or unavailable.

Our target market segment has a number of specific requirements and unique challenges. To succeed in this segment, fuel cells must have a high power density (high wattage for their size and weight), be relatively insensitive to the quality of the surrounding air and be cost effective. They must also be safe, easily portable, and long lasting. The fuel cells must be transportable and operate reliably in a wide range of environmental conditions.

Within the 10-100 watt battery replacement space, the dominant technology direction over the last 30 years has been the ongoing development of fuel cells based on PEM. A PEM is usually a polymeric structure resembling a thin sheet of plastic that conducts protons, acting as a solid state electrolyte for electrochemical reactions. Typical PEM based fuel cells use this material as a basic building block of the electrochemical power generation unit. PEM-based solutions may use either the oxidation of hydrogen gas as the fuel source or the direct oxidation of liquid methanol in the direct methanol fuel cell configuration.

The commercial development of PEM-based solutions has been hampered by a number of technical issues. Performance of these PEM membranes is highly dependent on maintaining tight environmental control of the operating conditions, which has been difficult to achieve in product-based designs. Longevity of the PEM based systems has also been a challenge with membrane and catalyst degradation issues limiting the operating life of the systems. Finally, PEMs are expensive to manufacture because they use costly proprietary materials and because the industry has not been able to develop the scalable low-cost manufacturing processes that are needed for the unique PEM fuel cell requirements.

Remote Area Power Supplies (“RAPS”) Market

We are pursuing the RAPS market, renewable energy, fuel cell-based power generation and storage systems that can be used for distributed power applications where the quality of the electrical grid is non-existent or sub–par, or where back up power is needed. Systems for this market can provide 1kW to 10+ kW power systems that can operate off the grid. These systems would include a renewable, DC-based generation system (solar, wind, etc.), a power modulation system (DC-DC converter, DC-AC inverter) and storage systems. We expect increasing demand based on the current focus on renewable energy, and the need to reduce dependence on depleting fossil fuels resources. Based on our internal marketing estimates and reports published by the marketing research firm of Frost and Sullivan, this market was estimated to be approximately $500 million in 2009 and is expected to grow to $2.5 billion by 2016. In addition, RAPS products could provide backup power for critical infrastructure like cell phone towers, communication infrastructure and other command and control systems in developed and developing countries.

Market for Military Applications

Our research and development efforts to date have demonstrated the potential use of our fuel cells in a variety of military applications. The completion of our prototype and the extended testing has demonstrated that the technology has the potential to provide higher density power at longer durations in a more reliable fashion. In addition, we believe our fuel cells will provide a more environmentally friendly solution compared with rechargeable or non-rechargeable batteries solutions as it relates to manufacturing processes and waste disposal. Our products particularly address anaerobic needs such as underwater, underground, close quarters and high altitude and no atmosphere applications specific to military needs.

We believe that the market for military applications will be a significant portion of the market, as reflected in market research by Frost and Sullivan, as well as our internal marketing estimates. This market includes battery replacement and new fuel cell alternatives for specialized applications such as underwater and unmanned vehicles. Our product could also provide an effective backup power solution.

Market for Industrial Applications and Transportation

We have a letter of interest with a large U.S. based aerospace company, and we have provided a scope of work with detailed milestones and a commercial proposal for commercial aviation applications to provide fuel cells for ground and altitude based operations. Depending on the availability of funding, our plans for fiscal 2013 include progress on various milestones related to this scope of work. If we are successful with our proposal, this could be a multi-year effort to incorporate fuel cells into commercial aviation applications.

Our development agreement with Ion Geophysical Corporation is focused around the development of certain underwater applications, which in final form is expected to be in the 2.5kW range. The development agreement is currently on hold due to the capital constraints at the Company.

Market for Consumer Mobile Electronics

Recent trends continue to demonstrate a need for better and longer lasting power solutions to close the “power gap” - the difference between power capacity and power need - thus enhancing mobility and productivity. Based on user demand, mobile electronics companies continue to add features for richer experiences. Notebook PC makers, for example, in recent years have enhanced their products with larger, more vivid color displays, faster processors, larger hard drives, DVD and/or CD drives, as well as multimedia and wireless networking capabilities. Each of these additions requires more power and, taken together, can be a significant drain on a PC’s limited battery capacity. Users are also more dependent on these mobile devices and are using them longer without access to outlet power. Sales of notebook PCs continue to grow faster than those of the overall PC market, and now represent more than half of all PCs sold. The size of the consumer market for fuel cells as battery replacements is estimated to be between $6 billion and $8 billion per year, as reflected in market research by Frost and Sullivan and our internal marketing estimates. Moreover, with the growth and widespread availability of high-speed wireless connections in corporate offices and public locations, “persistent” computing - constant connectivity to the Internet, e-mail and corporate files - is becoming commonplace, creating additional demand for longer-lasting power.

MobiThinking, which aggregates various market research, reported that in 2011, 1.8 billion phones were shipped worldwide, of which 491.5 million were smart phone shipments. These numbers do not include tablets and other forms of consumer products, which can benefit from the BuzzBar™  product suite. Of these smart phones, China constituted 22% and the United States 16%, or 78.6 million phones in the US. We believe that the BuzzBar™  product can very cost effectively serve this market by providing instant power for smart phones. The revenue opportunities for the fuel cell, and the recurring revenue stream for the fuel cell cartridges, can be very significant.

While this is a large, and growing, market, we believe that our PowerChip™  and BuzzBar™  fuel cells, when fully developed, will be capable of bridging the mobile electronics “power gap.” Depending on the availability of sufficient funding, we expect to pursue development of products for this market segment.

Competition

The development and marketing of fuel cells and fuel cell systems is extremely competitive. In many cases, we may compete directly with alternative energy, fuel cell, and entrenched power-generation and power-storage technologies. In addition, a number of firms throughout the world have established fuel cell development programs, although most of them are PEM-based. Competitors range from development stage companies to major domestic and international companies. Many of our competitors have:

•	substantially greater financial, technical, marketing and human resource capabilities;

•	established relationships with original equipment manufacturers;

•	name-brand recognition; and

•	established positions in the markets that we have targeted for penetration.

These or other companies may succeed in developing and bringing to market products or technologies that are more cost-effective than those we develop or that would render our products and technology obsolete or non-competitive in the marketplace.

Our Proprietary Rights and Intellectual Property

We rely primarily on patents and contractual obligations with employees and third parties to protect our proprietary rights. We continue to seek appropriate patent protection for our proprietary technologies by filing patent applications in the U.S. and in certain foreign countries. As of the date of this Annual Report on Form 10-K, we own or control 14 issued patents and have 8 patents pending.

Our patents and patent applications are directed to the components and systems involved in our fuel cell design and the use of porous substrates coated with catalyst as fuel cell electrodes and electrode structures, cell bonding techniques, and cartridges. Our financial success will depend in large part on our ability to:

•	obtain patent and other proprietary protection for our intellectual property;

•	enforce and defend patents and intellectual property once obtained;

•	operate without infringing on the patents and proprietary rights of third parties; and

•	preserve our best known methods and trade secrets;

There is a number of existing U.S. patents covering PEM-based direct methanol fuel cells held by several organizations. We believe our fuel cell design and technology do not conflict with these patents and are independently protectable.

Research and Development

We conduct our research and development, marketing and sales activities at our headquarters in Bothell, Washington. Contingent upon the receipt of adequate financing, we plan to continue investing in research and development, marketing, and sales. We anticipate that these efforts, and resulting costs, will increase in fiscal year 2015 compared to prior years due to increased product development related to specific customer products and to additional improvements to our technology. For the years ended September 30, 2014 and 2013, our expenses related to research and development were $1,300,265 and $484,494, respectively.

Employees

As of September 30, 2014, we had 10 employees, including one executive officer, one administrative and eight technical employees.  We also had an additional executive officer who is a part time contractor and not an employee. We continue to use part-time staff composed of former full-time employees, and contractors for various technical and administrative services. We expect to continue to use outside business development consultants, whose compensation will be based on revenue opportunities they create.

History

Our company was incorporated in the State of Nevada on February 1, 2001 under the name Growth Mergers, Inc. Effective March 9, 2006, we entered into an Agreement and Plan of Merger, as amended on April 10, 2006, whereby Growth Acquisitions, Inc., a Washington corporation and wholly-owned subsidiary of Growth Mergers, Inc., merged with and into Neah Power Systems, Inc., a Washington corporation (“Neah Power Washington”). Following the merger, Growth Mergers, Inc. changed its corporate name to Neah Power Systems, Inc. By virtue of this merger, Neah Power Washington became our wholly-owned subsidiary.

The purpose of the merger was to enable Neah Power Washington, as Growth Mergers, Inc.’s subsidiary, to access the capital markets via a public offering. Our common stock currently trades on the OTC Bulletin Board under the symbol “NPWZ.”

Available Information

We are subject to the information requirements of the Exchange Act and file annual, quarterly and current reports, and other information with the SEC. You may read and copy these reports on our website, www.neahpower.com, and at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 or email the SEC at publicinfo@SEC.gov for more information on the operation of the public reference room. Our SEC filings are also available at the SEC’s website at http://www.sec.gov.  In addition, we make available, without charge, through our website (www.neahpower.com), electronic copies of our SEC filings, as soon as reasonably practicable after we electronically file such reports or amendments with, or furnish information to, the SEC.

ITEM 1A. RISK FACTORS

Readers should carefully consider the risks described below in evaluating our business, prospects and results of operations and before making an investment decision in our common stock. The risks described below are not the only ones we face. Additional risks not presently known to us or that we currently believe are immaterial may also impair our business operations and financial results. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected.

Risks Related to Our Business

We need to raise significant additional capital to continue our business operations.

Our current monthly cash operating expenses are approximately $210,000. We have no significant revenues and we expect that our current cash will last us only through December 2014. Accordingly, we will need to raise financing to fund our operations. In the event we are unable to obtain the additional financing required to meet our cash needs, on a timely basis, we will have to reduce or curtail operations which would materially and adversely affect our development efforts, and we may need to seek protection under the bankruptcy laws. Even if such financing is obtained, it may not be on commercially acceptable terms or may otherwise substantially dilute the equity interests of our current shareholders.

Our auditors have issued a “going concern” modification in their report on our Consolidated Financial Statements.

The auditors’ report on our Consolidated Financial Statements as of September 30, 2014 and 2013 indicates that there is substantial doubt about our ability to continue as a going concern based upon our accumulated deficit and negative working capital at September 30, 2014, our recurring net losses, and the cash used in operations for the year ended September 30, 2014. We may be unable to obtain sufficient funds from financing activities or our planned operations to support our continued business. If we cannot continue as a going concern, we may need to substantially revise our business plan, cease operations, sell or seek protection under the bankruptcy laws.

We have incurred net losses each year since our inception and had accumulated losses of approximately $ 62.4 million through September 30, 2014. We expect to continue to incur net losses at least through our fiscal year 2015 and these losses may be substantial. To implement our business strategy, we will continue to incur considerable research and development expenses and capital expenditures. Accordingly, if we are unable to generate substantial revenues to cover these expenses we will not achieve profitability.

Commercialization, market acceptance, and productization risks

We are transitioning from a developmental organization to a commercialization organization. Neah has traditionally focused on development of the PowerChip™  technology and has a pilot-scale facility in Bothell to manufacture units. As the Company transitions to commercialization of the technology, there are risks related to the Company’s ability to hire and retain the appropriate talent, ability to scale up the output using internal or outsourced manufacturing, ability of our suppliers to supply the needed quality and quantity of subcomponents, and other raw materials used in our fuel cells and to do it in a cost effective fashion. Fuel cells are a disruptive technology that requires customer and market acceptance.

The fuel cell market is an emerging market, and the adoption by defense, commercial and consumer markets is in the early stages. There is no guarantee of adoption, and further more, cost effectiveness, customer adoption, government regulation and other restrictions could inhibit the adoption of fuel cell technology. As the Company focuses on commercialization of the technology, our quarterly operating results are likely to fluctuate significantly in the future. Fluctuations in our quarterly financial performance may result from research and development costs, increased sales, general and administrative (SG&A) expenses, and the predictability will be very low of sales orders, contracts, and follow business and other commercial opportunities.

Technical risks

Neah’s technology acceptance requires customers and markets to accept a new paradigm for the operation of fuel cells. The Company also strives to continuously improve its products, and there is the risk of the Company not achieving certain milestones or completion of commercial systems.  Methanol, which is flammable, is the fuel of choice for this class of fuel cells by the Company, as well as its competitors. The energy from the methanol is extracted using an electrochemical reaction which does not include combustion. While the Company intends to package the systems so that they are virtually leak proof, there can be no assurance that will not be manufacturing defects that cause of these acids whose concentrations are comparable to “wet” batteries. The availability and price of methanol would affect the adoption of the fuel cell technology. Our business exposes us to the risk of harmful substances escaping into the environment, resulting in personal injury or loss of life, damage to or destruction of property, and natural resource damage. Our business is subject to numerous federal, state and local laws, regulations and policies that govern environmental protection. These laws and regulations have changed frequently in the past and it is reasonable to expect additional changes in the future, and we are not currently insured against such risks.

Intellectual property risks

The intellectual property is the primary asset of the Company. Our ability to compete effectively will depend, in part, on our ability to maintain the exclusive ownership of our technology and manufacturing processes through a combination of patent and trade secret protection, non-disclosure agreements and other arrangements. Patents may not be issued under pending applications and any issued patents that we hold may not provide adequate protection for our products or processes. Moreover, patent applications filed in foreign countries are subject to laws, rules and procedures that differ from those of the United States and any resulting patents may be difficult to enforce. There can be no assurance that our competitors will not either independently develop proprietary information that is the same or similar to ours or obtain access to our proprietary information. In addition, there can be no assurance that we would prevail if challenges to our intellectual property rights were asserted by third parties against us.

As a result of a government grant, the U.S. government will obtain rights in certain of our technology, including inventions, developed with their funding. In addition, the U.S. government may require us to grant to a third party an exclusive license to any inventions resulting from the grant if the government determines that we have not taken adequate steps to commercialize the inventions. The rights of the U.S. government may adversely impact sales or license of our products.

Risks Related to Our Common Stock

We could issue a significant amount of common stock or a series of preferred stock that would dilute and adversely affect our shareholders.

Our amendment to the articles of incorporation authorize the issuance of 1,800,000,000 shares of common stock and 5,000,000 shares of “blank check” preferred stock, with designations, rights and preferences that may be determined from time to time by our board of directors, which may be superior to those attached to the common stock. As of the date of this Annual Report on Form 10-K, we have the following designated classes of preferred stock:

•	2,000,000 shares of preferred stock designated as Series B Preferred Stock, with 1,314,988 shares issued and outstanding and which are convertible into an estimated 165,617,183 shares of our common stock as of September 30, 2014 (the exact number of which is not determinable at this time because the Series B are convertible into shares of our common stock based on the future trading price of our common stock). The Series B shares can be converted to Common stock or redeemed in cash, solely at the discretion of the Company.

Our stock price is volatile, and we do not intend to pay any cash dividends.

There is a very limited public market for our common stock. We cannot predict the extent to which, or if, investor interest will lead to the development of an active and liquid trading market. If a market for our common stock develops, the price at which our common stock will trade may be highly volatile and may fluctuate as a result of a number of factors, including the number of shares available for sale in the market, variations in our actual and anticipated operating results, our failure to timely achieve technical milestones or to commercialize our fuel cell systems, changes in technology or competitive fuel cell solutions, and our failure to meet analysts’ performance expectations.

We have not paid any cash dividends on our common stock and we do not intend to declare and pay any cash dividends on our common stock. Stock markets, particularly the OTCBB where our stock is currently traded, have experienced extreme price and volume fluctuations, and the market prices of securities of technology companies have been highly volatile. These fluctuations are often unrelated to operating performance and may adversely affect the market price of our common stock. As a result, investors may not be able to resell their shares on a timely basis if at all, and may lose some or all of their investment.

Our common stock is subject to penny stock rules.

Our common stock is subject to the SEC regulations for “penny stock.” Penny stock includes any non-Nasdaq or other exchange listed equity security that has a market price of less than $5.00 per share, subject to certain exceptions. The regulations require that prior to any non-exempt buy/sell transaction in a penny stock; a disclosure schedule set forth by the SEC relating to the penny stock market must be delivered to the purchaser of such penny stock. This disclosure must include the amount of commissions payable to both the broker-dealer and the registered representative and current price quotations for the common stock. The regulations also require that monthly statements be sent to holders of penny stock, which disclose recent price information for the penny stock and information of the limited market for penny stocks. These requirements adversely affect the market liquidity of our common stock.

In addition, our common stock is subject to Rule 15g-1 through 15g-9 under the Exchange Act, which imposes certain sales practice requirements on broker-dealers who sell our common stock to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 (exclusive of the value of their primary residence) or annual incomes exceeding $200,000 individually, or $300,000 together with their spouse)). For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to the sale. This rule adversely affects the ability of broker-dealers to sell our common stock and purchasers of our common stock to sell their shares of such common stock.

ITEM 1B. UNRESOLVED STAFF COMMENTS

None.

ITEM 2. PROPERTIES

Our corporate offices and laboratory facilities are located at 22118 20th Ave SE, Suite 142, Bothell Washington, where we lease approximately 2,000 square feet of office space and 4,053 square feet of laboratory space. As of November 1, 2011 we entered into an amended lease agreement with the landlord to extend our lease through October 31, 2013. As of November 1, 2013, Neah has a holdover month-to-month agreement with the landlord at no change in monthly rent. (Please see Note 13 to our Notes to Consolidated Financial Statements). The average monthly rental payment including utilities and operating expenses for the facility is approximately $12,000 per month. We believe that the leased facility is in good condition and adequate to meet our current and anticipated requirements.

ITEM 3. LEGAL PROCEEDINGS

From time to time, we become subject to legal proceedings and other claims that arise in the ordinary course of business. Litigation can be expensive and disruptive to normal business operations. Moreover, the results of legal proceedings are difficult to predict. An unfavorable resolution of one or more of these lawsuits would materially adversely affect our business, results of operations, or financial condition. The need to defend any such claims could require payments of legal fees and our limited financial resources could severely impact our ability to defend any such claims.

As of September 30, 2014 we remained a party to certain judgments and legal actions related to failure to pay outstanding invoices on Accounts Payable, representing a total liability of approximately $164,000 which is included in our financial statements as Accounts Payable. We continue to work with these vendors to negotiate and settle these debts, based on available cash resources.

ITEM 4. MINE SAFETY DISCLOSURES

                Not applicable.

PART II

ITEM 5. MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

Market Information

Our common stock trades on the Over-the-Counter Bulletin Board and the OTC Markets Group under the symbol “NPWZ.”  Set forth below are the range of high and low closing transactions for the periods indicated as reported by NASDAQ.  The market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions.

	High	Low
Fiscal Year Ended September 30, 2013:
First Quarter (October 1, 2012 – December 31, 2012)	$0.0165	$0.0063
Second Quarter (January 1, 2013 – March 31, 2013)	$0.0100	$0.0050
Third Quarter (April 1, 2013 – June 30, 2013)	$0.0100	$0.0048
Fourth Quarter (July 1, 2013 –September 30, 2013)	$0.0058	$0.0031

Fiscal Year Ended September 30, 2014:
First Quarter (October 1, 2013 – December 31, 2013)	$0.0233	$0.0040
Second Quarter (January 1, 2014 – March 31, 2014)	$0.0533	$0.0080
Third Quarter (April 1, 2014 – June 30, 2014)	$0.0270	$0.0149
Fourth Quarter (July 1, 2014 –September 30, 2014)	$0.0170	$0.0100

The last sale price of our common stock on December 12, 2014 was $0.0076. The source of the data is www.nasdaq.com.

Holders

As of December 12, 2014, there were approximately 405 holders of record of our common stock. This number does not include beneficial owners of common stock whose shares are held in the names of various dealers, clearing agencies, banks, brokers and other fiduciaries.

Dividends

We have not paid any cash dividends to date and do not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the development of our business.  There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, prohibit us from declaring dividends where, after giving effect to the distribution of the dividend: (i) we would not be able to pay our debts as they become due in the usual course of business; or (ii) our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution, unless otherwise permitted under our articles of incorporation.

Unregistered Sales of Equity Securities

The information below lists all of the securities we sold during the fiscal year that ended September 30, 2014, other than those sales previously reported in a Current Report on Form 8-K or a Quarterly Report on Form 10-Q, which were not registered under the Securities Act, including all sales of reacquired securities, as well as new issues, securities issued in exchange for property, services, or other securities, and new securities resulting from the modification of outstanding securities. No underwriting discounts or commissions were incurred in connection with any of the following transactions. Each of the transactions was conducted as a private placement, without the use of any general solicitation, and was exempt from registration under Section 4(2) of the Securities Act.

•	In August 2014, we issued to Asante Africa 937,500 shares of common stock as a donation to their organization. Asante Africa is a non-profit organization working to educate children in rural areas of Africa. This issuance was valued at $15,000.

•	In September 2014, we issued 1,875,000 shares of our common stock to Agoracom Investor Relations Corporation for services rendered, valued at $37,500.

•	In September 2014, we issued 291,667 shares of common stock to Consilium Global Research for services rendered, valued at $4,375.

•	In November and December 2014, pursuant to the Global Amendment, the Company issued 15,664,746 shares of unrestricted common stock to Inter-Mountain as the first installment pursuant to the terms of the of the Loan and the Global Amendment

•	In December 2014, the Company issued 291,667 shares to a vendor for services rendered, pursuant to an agreement.

•	On December 18, 2014, Neah Power Systems, Inc. (“we” or the “Company”) entered into a Six Month Convertible Promissory Note and corresponding Convertible Note Purchase Agreement (the “Note”) with Rich Niemiec (the “Investor”). The Note has a principal balance of $400,000 and carries a 10% per annum interest rate with a maturity date of June 19, 2015. The Note is convertible into shares of the Company’s Common Stock at the lower of (A) the 10-day trailing volume weighted average bid price of the Company’s Common Stock, calculated at time of conversion, or (B) $0.008 per share. As part of the transaction, the Company issued the Investor a Warrant to purchase 50,000,000 shares of the Company’s Common Stock at $0.008 per share, subject to adjustment.

The purchase and sale of shares of Common Stock pursuant to the Securities Agreement are being made pursuant to a private placement transaction exemption under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. The offering was not conducted in connection with a public offering and no public solicitation or advertisement was made or relied upon by the investors in connection with the offering.

ITEM 6. SELECTED FINANCIAL DATA

As a smaller reporting company, we are not required to provide the information required by this item.

ITEM 7. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview and Background

The following management’s discussion and analysis is intended to provide information necessary to understand our audited condensed consolidated financial statements and highlight certain other financial information, which in the opinion of management, will enhance a reader’s understanding of our financial condition, changes in financial condition, and results of operations. In particular, the discussion is intended to provide an analysis of significant trends and material changes in our financial condition and operating results during the year ended September 30, 2014, compared to the year ended September 30, 2013. Operating results for the year ended September 30, 2014 are not necessarily indicative of the results that may be expected for any future period. Investors should read the following discussion and analysis in conjunction with our audited financial statements and related notes for the year ended September 30, 2014.

We are developing two classes of fuel cells, one referred to as the PowerChip™ and the other as the BuzzCell™. The PowerChip™ is a silicon based fuel cell that uses traditional computer chip manufacturing to build the fuel cell. The BuzzCell™ product was developed during the last two years using some processing steps of the PowerChip™ technology and using polymeric materials for a lower cost, consumer oriented product. The PowerChip™ is targeted for applications (anaerobic) where the quality of the surrounding air is unpredictable or not available like diesel-fumes contaminated environments or underwater applications. The BuzzCell™ product uses air from the surrounding environment and is targeted for consumer-oriented and less aggressive applications for lower power ranges. The Company is also developing Formira™, a reformer platform for direct on-site generation of hydrogen gas. Customers will be able carry a liquid with a better safety profile and generate hydrogen gas at point of use rather than carrying high pressure hydrogen gas cylinders.  Our technology and its applications have been validated both by our own research and customer results. We believe our fuel cells will outperform lithium ion batteries and other similar power sources, with longer run time, shorter recharge time, ease of portability, and other measures of performance. We anticipate that our fuel cell solution will be particularly beneficial in applications requiring the use of more than one battery because the user will only need to use a single fuel cell with a supply of smaller fuel cartridges, resulting in reduced overall size and weight.

We have an intellectual property portfolio consisting of 14 issued patents, 8 patents pending, that are being developed and various trade secrets for our proprietary technology.  We use a unique, patented and award winning, silicon-based design for our Powerchip™  micro fuel cells that enable higher power densities, lower cost and compact form-factors. The PowerChip™  technology has been recognized for both its innovativeness and its application potential from noted sources including the 2012 ZINO Green finalist, the 2010 WTIA finalist, 2010 Best of What’s New Popular Science and other awards.

Our business model includes the potential to license the manufacturing of our fuel cells or to purchase product directly from the Company. Previously, our business plan had an outsourced manufacturing business model, subcontracting to third parties substantially all of the production and assembly. The shift to emphasize a licensing strategy, while continuing an outsourced manufacturing model, is intended to further leverage existing third-party manufacturing capacity in the semiconductor industry.  We also intend to design and distribute the fuel cartridges that these fuel cells require for refueling. We anticipate that we will generate future revenues from the sale and licensing of both fuel cartridges and the completed fuel cells. Our business plan contemplates that we will subcontract to third parties substantially all of the production and assembly of the fuel cells and fuel cartridges.

For the PowerChip™  technology, we are focusing our initial sales strategy on markets requiring anaerobic or low oxygen content environments, such as underwater, transportation, aerospace and military applications. Our product focus for fiscal 2015 will be directed to our business with the large US defense supplier and the proposal to the commercial aviation provider, as well as fuel cell range extenders for electric and other recreational vehicles.  For the PowerChip™  and the BuzzBar™  suite of products, we will also continue to pursue adoption in the consumer markets. While the size of the consumer markets is very significant, the adoption cycle can be much longer than the other markets that we are currently focused on.

The deployment of our business strategy has been delayed during 2013 and 2014 by the availability of capital and our inability to raise sufficient capital to fund ongoing operations, sales and marketing and production. Assuming we are able to continue to obtain sufficient financing, we intend to focus on production and delivery of products to customers and sales efforts. We intend to continue to develop business relationships and demonstrate our technology to potential leading edge adopters.

Going Concern

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of our Company as a going concern. Since inception, we have reported net losses, including losses of $3,831,809 and $2,385,899 during the years ended September 30, 2014 and 2013, respectively, and we expect losses to continue in the near future as we grow our operations. At September 30, 2014, we have a working capital deficit of $1,132,228, and an accumulated deficit of $62,367,631. Net cash used by operating activities was $2,513,568 and $745,966 during the years ended September 30, 2014 and 2013, respectively. We have funded our operations through sales of our common and preferred stock, and short-term borrowings. In this regard, during the year ended September 30, 2014, we raised a net amount of $2,954,488 from our financing activities. These factors raise substantial doubt about our ability to continue as a going concern.

We require additional financing to execute our business strategy and to satisfy our near-term working capital requirements. Our operating expenses will use a significant amount of our cash resources. Our management intends to raise additional financing to fund future operations and to provide additional working capital to further fund our growth. There is no assurance that such financing will be obtained in sufficient amounts necessary or on terms favorable or acceptable to us to meet our needs. In the event that we cannot obtain additional funds, on a timely basis or our operations do not generate sufficient cash flow, we may be forced to curtail our development or cease our activities.

Recent Financing Activities

On November 21, 2013, we issued 36,901,400 shares of our common stock to Clean Tech Investors, LLC, at a price per share of $0.019 and received gross proceeds of $700,000 under the terms of a Security Purchase Agreement.

In December 2013, we issued 36,000 shares of Series B Preferred Stock to Summit Trading Limited at a price per share of $1 and received gross proceeds of $36,000 under the terms of a Security Purchase Agreement.

On March 28, 2014, we issued 475,119 shares of Series B Preferred Stock to Sierra Trading Corp at a price per share of $1 and received gross proceeds of $475,119 under the terms of a Security Purchase Agreement.

On March 28, 2014, we issued 237,270 shares of Series B Preferred Stock to Summit Trading Limited at a price per share of $1 and received gross proceeds of $237,270 under the terms of a Security Purchase Agreement.

On May 15, 2014, we issued 250,789 shares of Series B Preferred Stock to Sierra Trading Corp at a price per share of $1 and received gross proceeds of $250,789 under the terms of a Security Purchase Agreement.

On June 9, 2014, we issued 229,816 shares of Series B Preferred Stock to Summit Trading Limited at a price per share of $1 and received gross proceeds of $229,816 under the terms of a Security Purchase Agreement.

On June 11, 2014, we issued 33,333,333 shares of our common stock to John de Neufville at a price per share of $0.015 and received gross proceeds of $500,000 under the terms of a Security Purchase Agreement. We also issued two three year warrants, one to purchase 8,333,333 shares of common stock with an exercise price of $0.003 per share, and one to purchase 3,333,333 shares of common stock with an exercise price of $0.0375.

On June 30, 2014, we issued 85,994 shares of Series B Preferred Stock to Summit Trading Limited at a price per share of $1 and received gross proceeds of $85,994 under the terms of a Security Purchase Agreement.

Liquidity and Capital Resources

We used cash of $2,513,568 in our operating activities in the year ended September 30, 2014, compared to $745,966 in the same period in 2013. During the year ended September 30, 2014, our use of cash was offset by $690,395 for the payment of services with equity instruments and $73,713 by the amortization of certain debt discounts.  We also incurred a non-cash loss of $403,133 related to losses on debt settlements. During the year ended September 30, 2014, we incurred changes in operating assets and liabilities of $ 10,563 that off set our use of cash.

We used $44,458 for investing activities related to fixed asset purchases and received $64,327 in proceeds from sales of fixed assets in the year ended September 30, 2014, compared to zero in the same period in 2013.  Changes in cash from investing activities in 2014 reflect net capital proceeds of $15,869.

Our financing activities provided cash of $2,954,488 in the year ended September 30, 2014 compared to $529,167 in the same period in 2013. During the year ended September 30, 2014, we:

•     sold common stock and received net proceeds of $1,200,000;

•     sold Series B preferred stock and received net proceeds of $1,314,988; and

•     received proceeds from convertible debentures, net of payments of principals, of $437,500

•     received net proceeds from warrant exercise of $2,000.

Results of Operations

Year Ended September 30, 2014, Compared to Year Ended September 30, 2013

Revenues for the years ended September 30, 2014 and 2013 were $1,787 and $149,179 respectively. Fiscal year 2014 consisted of sales of various BuzzBar and related products to individuals. In fiscal year 2013 revenue is predominately from a multi year development contract with a customer.

Research and development expenses (“R&D”) consist primarily of salaries and other personnel-related expenses, facilities costs, and other laboratory and research related expenses. Total R&D costs for the year ended September 30, 2014 increased by $734,749 to $1,300,265 from $565,516 for the same period in 2013.  The increase was primarily due to increase in R&D salaries and wages of $262,080, an increase in project expenses of $423,391 and an increase in facilities cost and depreciation expense of $49,278.

Marketing and sales expenses (“Marketing”) consist primarily of salaries and other personnel-related expenses, marketing, patent expenses, public relations consultants, and other related expenses to market products and prepare for placement of product into market. Total Marketing costs for the year ended September 30, 2014 increased by $274,133, to $823,685 from $549,552 for the same period in 2013.  The increase was primarily due to increase in Marketing salaries, wages, benefits and stock compensation of $101,004 to $293,765 from $192,761, an increase in marketing, patent expense, public relations consultants and other related expenses of $173,129 to $529,920 from $356,791.

General and administrative expenses (“G&A”) consist primarily of salaries and related expenses for our management, finance and related personnel, professional fees, such as accounting and legal, corporate insurance and facilities costs, and non-employee members of our board of directors.  G&A expenses decreased to $932,017 from $1,093,637 for the same period in 2013.  The decrease in G&A expense in the year ended September 30, 2014 of $161,620 was primarily due to the following:

•	a decrease of $11,052 to $230,226 from $241,278 in employee and director stock compensation expense,

•	a decrease in board compensation of $1,682 to $50,152 from $51,834, recorded in the same period in 2013.

•	an increase in other expenses of $47,428 to $119,822 from $72,394 recorded in the same period in 2013.

•	an increase in salaries expense of $29,310 to $169,052 from $139,742 (including payroll taxes and benefits), recorded for the same period in 2013.

•	a decrease in professional services of $225,624 to $362,765 from $588,389, recorded for the same period in 2013.

Interest expense decreased by $71,011 for the year ended September 30, 2014 to $100,061 compared with $171,072 in the same period in fiscal 2013. The decrease in the year ended September 30, 2014 compared with the same period in 2013 was primarily due to lower debt discount costs amortized to interest expense in 2014.

Financing costs increased $239,794 to $276,694 from $36,900, recorded in the same period in 2013.  The increase in the year ended September 30, 2014 compared with the same period in 2013 was primarily due to increased costs of acquiring new debt in 2014.

Loss on settlements of liabilities increased $345,411 to $403,133 from $57,722, recorded in the same period in 2013.  The increase in the year ended September 30, 2014 compared with the same period in 2013 was primarily due to increased share issuances necessary to settle debt with stock and warrants.

We are not certain how the current economic downturn may affect our business. Because of the global recession, government agencies and private industry may not have the funds to purchase its power systems. It may also be more difficult for us to raise capital in the current economic environment. Other than as discussed herein, the Company does not know of any material trends, events or uncertainties that may impact its operations in the future.

Critical Accounting Policies and Estimates

We prepare our Consolidated Financial Statements in conformity with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities and expenses. Our critical accounting policies include revenue recognition, accounting for research and development costs, accounting for contingencies, accounting for income taxes, and accounting for share-based compensation. For a more detailed discussion on our accounting policies, see Note 2 to our Consolidated Financial Statements.

Revenue recognition

In general, we recognize revenue when we have persuasive evidence of an arrangement, the services/goods have been provided or delivered to the customer, the price is fixed and determinable, no significant unfulfilled obligations exist, and collectability is reasonably assured. Revenue from research and development arrangements is recognized either (a) as performance is estimated to be completed which is based on factors such as costs or direct labor hours of the project, or (b) using the milestone method if the contractual milestones in the arrangement are determined to be substantive. Each research and development arrangement is analyzed to determine the appropriate revenue recognition method to be utilized. Estimates of performance completion are reviewed on a periodic basis and are subject to change, and changes could occur in the near term. If an estimate is changed, revenue could be impacted significantly. Payments received in excess of amounts earned are recorded as deferred revenue. At September 30, 2014 there is $20,244 of deferred revenue included in other liabilities on the consolidated balance sheet ($10,601 at September 30, 2013).  Revenue from the sale of products is generally recognized after both the goods are shipped to the customer and acceptance has been received, if required. Our products are shipped complete and ready to be incorporated into higher-level assemblies by our customers. The terms of the customer arrangements generally pass title and risk of ownership to the customer at the time of shipment.

Research and development expense

Research and development costs are expensed as incurred.

Contingencies

Certain conditions may exist as of the date financial statements are issued, which may result in a loss but which will only be resolved when one or more future events occur or not occur. We assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to pending legal proceedings that are pending against us or unasserted claims that may result in such proceedings, we evaluate the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates that it is probable that a liability has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in our consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable would be disclosed.

Income taxes

We account for income taxes using an asset and liability method which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to amounts that we expect to realize. We continue to provide a full valuation allowance to reduce our net deferred tax asset to zero, inasmuch as we have not determined that realization of deferred tax assets is more likely than not. Any provision for income taxes would represent the tax payable for the period and change during the period in net deferred tax assets and liabilities.

Off-Balance Sheet Arrangements

As of September 30, 2014 we did not have any off-balance sheet arrangements.

ITEM 7A. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

As a smaller reporting company, we are not required to provide the information required by this item.

ITEM 8                 FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The information required by this Item is set forth in our Consolidated Financial Statements and Notes thereto beginning at page F-1 of this Annual Report on Form 10-K.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Neah Power Systems, Inc.

Bothell, Washington

We have audited the accompanying consolidated balance sheets of Neah Power Systems, Inc. and Subsidiary ("the Company") as of September 30, 2014 and 2013, and the related consolidated statements of operations, stockholders' deficit, and cash flows for the years then ended.  These consolidated financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Neah Power Systems, Inc. and Subsidiary, as of September 30, 2014 and 2013, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 3 to the consolidated financial statements, the Company had an accumulated deficit of $62,367,631 and a working capital deficit of $1,132,228 at September 30, 2014.  Additionally, net cash used in operating activities was $2,513,568 for the year ended September 30, 2014, and the Company has experienced recurring net losses since inception.  This raises substantial doubt about the Company's ability to continue as a going concern.  Management's plans regarding this matter are also described in Note 3.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ PETERSON SULLIVAN LLP

Seattle, Washington

December 23, 2014

NEAH POWER SYSTEMS, INC. CONSOLIDATED BALANCE SHEETS
	September 30, 2014	September 30, 2013
ASSETS
Current Assets
Cash & cash equivalents	$475,135	$18,346
Restricted cash	10,000	-
Note receivable, net of allowance for uncollectable accounts of $52,347 and $58,347, respectively	-	-
Accounts receivable	6,300	6,300
Prepaid expenses and other current assets	188,233	108,542
Total current assets	679,668	133,188
Property and equipment, net	83,511	9,615
Total assets	$763,179	$142,803
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable	$842,786	$882,674
Accrued compensation and related expenses	414,898	381,873
Other liabilities	89,733	88,354
Notes payable and accrued interest, net of discount of $48,385 and $37,908, respectively	464,479	135,844
Total current liabilities	1,811,896	1,488,745

Commitments and contingencies (see note 13)	-	-

Stockholders' deficit
Preferred stock $0.001par value: 5,000,000 shares authorized Series B convertible: 2,000,000 shares designated 1,314,988 and 286,700 shares issued and outstanding, respectively	1,315	287
Common stock $0.001 par value, 1,800,000,000 shares authorized 966,107,350 and 766,991,327 shares issued and outstanding, respectively	966,107	766,991
Additional paid-in-capital	60,351,492	56,422,602
Accumulated deficit	(62,367,631)	(58,535,822)
Total stockholders' deficit	(1,048,717)	(1,345,942)
Total liabilities and stockholders' deficit	$763,179	$142,803

See Notes to Consolidated Financial Statements

NEAH POWER SYSTEMS, INC. CONSOLIDATED STATEMENTS OF OPERATIONS

	FOR THE YEARS ENDED SEPTEMBER 30,
	2014	2013

Revenues
System and concept development	$-	$149,179
Product	1,787	-
Total revenues	1,787	149,179
Cost of revenues	1,730	2,332
Gross profit	57	146,847
Operating expenses
Research and development	1,300,265	565,516
Marketing and sales	823,685	549,552
General and administrative	932,017	1,093,637
Total operating expenses	3,055,967	2,208,705
Loss from operations	(3,055,910)	(2,061,858)
Other income (expense)
Financing costs	(276,694)	(36,900)
Interest expense	(100,061)	(171,072)
Loss on sale of equipment	(2,011)	-
Loss on settlement of liabilities	(403,133)	(57,722)
Other	6,000	(58,347)
Net (loss)	$(3,831,809)	$(2,385,899)
Net (loss) per share
Basic and diluted loss per common share	$(0.00)	$(0.00)
Weighted average shares used to compute net loss per share
Basic and diluted weighted average common shares outstanding	896,518,105	601,765,763

See Notes to Consolidated Financial Statements

NEAH POWER SYSTEMS, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS
	For the years ended September 30,
	2014	2013

Cash flows from operating activities:
Net loss	$(3,831,809)	$(2,385,899)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	3,910	838
Amortization of debt discount	81,194	165,752
Financing costs paid in equity and debt issuance	104,569	-
Stock-based compensation expense from options, warrants, and shares issued for services	690,395	432,124
Issuance of note payables as consideration for consulting services		100,000
Bad debt allowance	(6,000)	58,347
Loss on settlement of liabilities, net	403,133	57,722
Loss on sale of equipment	2,011	-
Non-cash charitable donations of fixed assets and stock	35,947
Other		(4,750)
Changes in operating assets and liabilities
Accounts receivable	-	32,200
Prepaid expenses and other current assets	(34,692)	187,803
Accounts payable	(10,387)	340,977
Accrued compensation and related expense	33,025	240,476
Accrued interest and other liabilities	15,136	28,444
Net cash used in operating activities	(2,513,568)	(745,966)
Cash flows from investing activities
Proceeds from sale of equipment	64,327	-
Purchases of equipment	(44,458)
Change in restricted cash	(10,000)	-
Collection of notes receivable	6,000
Net cash provided by investing activities:	15,869	-
Cash flows from financing activities:
Proceeds from sale of common stock	1,200,000	338,000
Proceeds from notes payable, net	570,000	160,500
Proceeds from sale of preferred stock	1,314,988	59,000
Proceeds from warrant exercise	2,000	-
Principal payments on notes payable	(132,500)	(28,333)
Net cash provided by financing activities	2,954,488	529,167
Net change in cash and cash equivalents	456,789	(216,799)
Cash and cash equivalents, beginning of year	18,346	235,145
Cash and cash equivalents, end of year	$475,135	$18,346

Supplemental cash flow information
Cash paid for interest	$5,647	$-
Cash paid for income taxes	$-	$-

Noncash investing and financing activities
Shares and warrants issued in connection with settlement of liabilities and conversion of convertible notes	$597,278	$422,674
Shares issued in connection with an Asset Purchase Agreement	$120,633	$-
Accounts payable exchanged into notes payable	$-	$15,000
Obligation to landlord paid by third party in exchange for a convertible note payable	$-	$73,332
Discount (including beneficial conversion feature) on notes payable	$91,671	$189,728
Original issue discount on note payable issued	$45,000	$-
Conversion of Series B and C preferred stock to common stock	$56,266	$50,859

See Notes to Consolidated Financial Statements

NEAH POWER SYSTEMS, INC. CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT For the years ended September 30, 2014 and 2013

	Preferred Stock								Total Stockholders' Deficit
	Series B Preferred Stock		Series C Preferred Stock		Common stock		Additional paid-in capital	Accumulated Deficit
	Shares	Amount	Shares	Amount	Shares	Amount
Balances at September 30, 2012	420,700	$421	6,571	$6	503,041,505	$503,041	$55,244,886	$(56,149,923)	$(401,569)
Issuance of common stock in settlement of liabilities					1,813,819	1,814	18,186		20,000
Issuance of common stock and warrants on conversion of notes payable and related accrued interest					95,147,366	95,147	307,527		402,674
Issuance of common stock and warrants for services					12,770,973	12,771	175,216		187,987
Proceeds from issuance of common stock and warrants					101,850,764	101,851	236,149		338,000
Stock-based compensation - options							244,137		244,137
Issuance of Series B Preferred Stock	59,000	59					58,941		59,000
Conversion of Series B Preferred Stock to common stock	(193,000)	(193)			44,288,136	44,288	(44,095)		-
Conversion of Series C Preferred Stock to common stock			(6,571)	(6)	6,571,000	6,571	(6,565)		-
Beneficial conversion feature on convertible debt issued							189,728		189,728
Dividends Series B Preferred Stock paid in common stock					1,507,764	1,508	(1,508)		-
Net loss for the year ended September 30, 2013								(2,385,899)	(2,385,899)
Balances at September 30, 2013	286,700	$287	-	$-	766,991,327	$766,991	$56,422,602	$(58,535,822)	$(1,345,942)
Issuance of common stock in settlement of liabilities					18,545,595	18,546	521,454		540,000
Issuance of common stock on conversion of notes payable					15,353,144	15,353	41,925		57,278
Issuance of common stock and warrants for services					5,673,346	5,673	143,381		149,055
Issuance of common stock for cash					33,333,333	33,333	466,667		500,000
Issuance of common stock for funding and asset purchase					60,100,000	60,100	760,533		820,633
Issuance of common stock in connection with fee associated with note payable issues					7,294,748	7,295	89,774		97,068
Issuance of common stock for donation					937,500	938	14,063		15,000
Exercise of warrants					1,612,204	1,612	388		2,000
Stock-based compensation - options							541,341		541,341
Issuance of Series B Preferred Stock	1,314,988	1,315					1,313,673		1,314,988
Conversion of Series B Preferred Stock to common stock	(286,700)	(287)			56,266,153	56,266	(55,979)		-
Beneficial conversion feature on convertible debt issued							91,671		91,671
Net loss for the year ended September 30, 2014								(3,831,809)	(3,831,809)
Balances at September 30, 2014	1,314,988	$1,315	-	$-	966,107,350	$966,107	$60,351,492	$(62,367,631)	$(1,048,717)

See Notes to Consolidated Financial Statements

NEAH POWER SYSTEMS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Description of business

Organization

Our Company was incorporated in the State of Nevada in 2001, as Neah Power Systems, Inc., and together with its subsidiary, is referred to as the “Company”, “we”, “us”, or “our”.

Business

We are engaged in the development and sale of renewable energy solutions using our direct methanol micro fuel cell technology, our formic acid fuel cell technology and our reformer technology. Our fuel cells are designed to replace existing rechargeable battery technology in a variety of applications and can run in either aerobic or anaerobic modes. We are developing solutions specifically targeted for the military, transportation vehicles, and portable electronics applications. Our long-lasting, efficient and safe power solutions include devices, such as notebook PCs, military radios, and other power-hungry computer, entertainment and communications products. We use a unique patented, silicon-based design for our micro fuel cells that create higher power densities and enables lighter-weight, smaller form-factors, and will potentially create more cost effective manufacturing and potentially lower product costs.

We are developing two classes of fuel cells, one referred to as the PowerChip™  and the other as the BuzzCell™  product. The PowerChip™ is a silicon based fuel cell that uses traditional computer chip manufacturing to build the fuel cell. The BuzzCell™  product was developed during the last two years using some processing steps of the PowerChip™  technology and using polymeric materials for a lower cost, consumer oriented product. The PowerChip™  is targeted for applications (anaerobic) where the quality of the surrounding air is unpredictable or not available like diesel-fumes contaminated environments or underwater applications. The BuzzCell™  product uses air from the surrounding environment and is targeted for consumer-oriented and less aggressive applications for lower power ranges. The Company is also developing Formira™, a reformer platform for direct on-site generation of hydrogen gas. Customers will be able carry a liquid with a better safety profile and generate hydrogen gas at point of use rather than carrying high pressure hydrogen gas cylinders.

Our laboratory facilities and corporate office are located in Bothell, Washington.

Note 2 – Summary of significant accounting policies

Use of estimates in the preparation of financial statements

Preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. The more significant accounting estimates inherent in the preparation of our consolidated financial statements include estimates as to the valuation of equity related instruments and valuation allowance for deferred income tax assets.

Consolidation

The consolidated financial statements include the accounts of the Company and our wholly-owned subsidiary. All significant intercompany balances and transactions have been eliminated.

Cash and cash equivalents and restricted cash

We consider all highly liquid investments purchased with maturities of three months or less to be cash equivalents. We place our cash balances with high credit quality financial institutions. At times, such balances may be in excess of the FDIC insurance limit. Restricted cash is reported separately and not reported as cash and cash equivalents.  Restricted cash is reserved as collateral against a bank issued company credit card.

Accounts Receivable

In the normal course of business, we decide to extend credit to certain customers without requiring collateral or other security interests. Management reviews its accounts receivable at each reporting period to provide for an allowance against accounts receivable for an amount that could become uncollectible. This review process may involve the identification of payment problems with specific customers. Periodically we estimate this allowance based on the aging of the accounts receivable, historical collection experience, and other relevant factors, such as changes in the economy and the imposition of regulatory requirements that can have an impact on the industry. These factors continuously change, and can have an impact on collections and our estimation process.

Contingencies

Certain conditions may exist as of the date financial statements are issued, which may result in a loss but which will only be resolved when one or more future events occur or do not occur. We assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to pending legal proceedings that are pending against us or unasserted claims that may result in such proceedings, we evaluate the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates that it is probable that a liability has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in our consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable would be disclosed.

Fair value of financial instruments

The carrying value of cash and cash equivalents approximate their fair value (determined based on level 1 inputs in the fair value hierarchy) based on the short-term nature of these financial instruments. The carrying values of the note receivable, before allowance, and notes payable and accrued interest approximate their fair value (determined based on level 3 inputs in the fair value hierarchy) because interest rates approximate market interest rates.

Property and equipment

Property and equipment is stated at cost. Additions and improvements that significantly add to the productive capacity or extend the life of an asset are capitalized. Maintenance and repairs are expensed as incurred. Depreciation is computed using the straight-line method over three to five years. Leasehold improvements are amortized over the lesser of the estimated remaining useful life of the asset or the remaining lease term.

Impairment of long-lived assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows that we expect to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. We have not recognized any impairment.

Income taxes

We account for income taxes using an asset and liability method which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to amounts that we expect to realize. We continue to provide a full valuation allowance to reduce our net deferred tax asset to zero, inasmuch as we have not determined that realization of deferred tax assets is more likely than not. Any provision for income taxes would represent the tax payable for the period and change during the period in net deferred tax assets and liabilities.

Debt discount

We record the value of original issue discounts associated with notes payable on issuance and the recognized value of beneficial conversion feature of debt securities as a debt discount, which is presented net of related notes payable on the consolidated balance sheets and amortized as an adjustment to interest expense over the borrowing term.

Research and development expense

Research and development costs are expensed as incurred.

Share based compensation

We use the Black-Scholes-Merton option pricing model as our method of valuation for stock-based option and warrant awards. Stock-based compensation expense is based on the value of the portion of the stock-based award that will vest during the period, adjusted for expected forfeitures. The estimation of stock-based awards that will ultimately vest requires judgment, and to the extent actual or updated results differ from our current estimates, such amounts will be recorded in the period the estimates are revised. The Black-Scholes-Merton option pricing model requires the input of highly subjective assumptions, and other reasonable assumptions could provide differing results. Our determination of the fair value of stock-based awards on the date of grant using an option pricing model is affected by our stock price as well as assumptions regarding a number of highly complex and subjective variables. These variables include, but are not limited to, the expected life of the award and expected stock price volatility over the term of the award. Stock-based compensation expense is recognized on a straight-line basis over the applicable vesting period (deemed the requisite service period) based on the fair value of such stock-based awards on the grant date.

Revenue recognition

In general, we recognize revenue when we have persuasive evidence of an arrangement, the services/goods have been provided or delivered to the customer, the price is fixed and determinable, no significant unfulfilled obligations exist, and collectability is reasonably assured. Revenue from research and development arrangements is recognized either (a) as performance is estimated to be completed which is based on factors such as costs or direct labor hours of the project, or (b) using the milestone method if the contractual milestones in the arrangement are determined to be substantive. Each research and development arrangement is analyzed to determine the appropriate revenue recognition method to be utilized. Estimates of performance completion are reviewed on a periodic basis and are subject to change, and changes could occur in the near term. If an estimate is changed, revenue could be impacted significantly. Payments received in excess of amounts earned are recorded as deferred revenue. At September 30, 2014 there is $20,244 of deferred revenue included in other liabilities on the consolidated balance sheet ($10,601 at September 30, 2013).  Revenue from the sale of products is generally recognized after both the goods are shipped to the customer and acceptance has been received, if required. Our products are shipped complete and ready to be incorporated into higher-level assemblies by our customers. The terms of the customer arrangements generally pass title and risk of ownership to the customer at the time of shipment.

Reclassifications

Certain prior year amounts have been reclassified to conform with the current year presentation.  There has been no impact on previously reported net income (loss) or shareholders’ deficit from such reclassifications.

Recent accounting pronouncements

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers: Topic 606 (ASU 2014-09), to supersede nearly all existing revenue recognition guidance under GAAP. The core principle of ASU 2014-09 is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration that is expected to be received for those goods or services. ASU 2014-09 defines a five step process to achieve this core principle and, in doing so, it is possible more judgment and estimates may be required within the revenue recognition process than required under existing GAAP including identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation. ASU 2014-09 is effective for the fiscal and interim reporting periods beginning after December 15, 2016 using either of two methods: (i) retrospective to each prior reporting period presented with the option to elect certain practical expedients as defined within ASU 2014-09; or (ii) retrospective with the cumulative effect of initially applying ASU 2014-09 recognized at the date of initial application and providing certain additional disclosures as defined per ASU 2014-09. Management is currently evaluating the impact of the Company's pending adoption of ASU 2014-09 on its consolidated financial statements.

In August 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update No. 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (ASU 2014-15), which provides guidance on management’s responsibility in evaluating whether there is substantial doubt about a company’s ability to continue as a going concern and to provide related footnote disclosures.  ASU 2014-15 will be effective for the year ended September 30, 2017, with early adoption permitted.  The Company is currently evaluating the impact of its pending adoption of ASU 2014-15 on its consolidated financial statements.

Note 3 – Going concern

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of our Company as a going concern. Since inception, we have reported net losses, including losses of $3,831,809 and $2,385,899 during the years ended September 30, 2014 and 2013, respectively, and we expect losses to continue in the near future as we grow our operations. At September 30, 2014, we have a working capital deficit of $1,132,228, and an accumulated deficit of $62,367,631. Net cash used by operating activities was $ 2,513,568 and $745,966 during the years ended September 30, 2014 and 2013, respectively. We have funded our operations through sales of our common and preferred stock, and short-term borrowings. In this regard, during the year ended September 30, 2014, we raised a net amount of $2,954,488 from our financing activities. These factors raise substantial doubt about our ability to continue as a going concern.

We require additional financing to execute our business strategy and to satisfy our near-term working capital requirements. Our operating expenses will use a significant amount of our cash resources. Our management intends to raise additional financing to fund future operations and to provide additional working capital to further fund our growth. There is no assurance that such financing will be obtained in sufficient amounts necessary or on terms favorable or acceptable to us to meet our needs. In the event that we cannot obtain additional funds, on a timely basis or our operations do not generate sufficient cash flow, we may be forced to curtail our development or cease our activities.

The accompanying consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or amounts and classifications of liabilities that may result from the outcome of this uncertainty.

Note 4 – Net loss per share

Basic and diluted net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding during the period. Common stock equivalents for 2014 and 2013 are excluded as the effect would be anti-dilutive due to our net losses.

The following numbers of shares have been excluded from net loss per share computations:

Shares	2014	2013
Convertible preferred stock	165,617,183	80,681,642
Convertible debt	66,365,107	26,118,334
Common stock options (see note 11)	236,096,007	240,482,543
Common stock purchase warrants	368,585,978	371,668,230
(see note 11)

Note 5 – Property and equipment

Property and equipment consisted of the following:

	September 30, 2014	September 30, 2013
Laboratory equipment	$1,229,716	$1,344,273
Computer hardware and software	213,376	168,285
Leasehold improvements	579,641	580,000
Total property and equipment	$2,022,733	$2,092,558
Accumulated depreciation and amortization	(1,939,222)	(2,082,943)
Net property and equipment	$83,511	$9,615

Note 6 – Note receivable

In May 2011, we announced that we had signed a non-binding letter of intent to acquire privately-held Exigent Security Products, Inc. (“Exigent”). We have since discontinued our efforts to consummate this acquisition and we have terminated this letter of intent. During the year ended September 30, 2011 and in conjunction with the acquisition efforts, we advanced $47,500 to Exigent pursuant to a note receivable due in June 2012, which bears interest at 10% per annum and is collateralized by certain technology. The total principal and interest due has been fully reserved as of September 30, 2014 and 2013.

Note 7 – Prepaid Expenses and Other Current Assets

Prepaid Expenses and Other Current Assets consist of the following at September 30, 2014 and 2013:

Prepaid Assets	2014	2013
Consulting Services	$28,645	$48,041
Insurances	8,610	14,733
Deposits	33,814	33,814
Advanced Payments on Manufactured Product	81,997	-
Other	35,167	11,954
Total	$188,233	$108,542

The prepaid consulting services are related to various investor relations and marketing agreements for services related to various business and related matters.

Note 8 – Accrued compensation due executive officers and board of directors

Due to working capital limitations, we have deferred payments of compensation to our Chief Executive Officer and former Chief Financial Officer, and to members of our Board of Directors, which are included in accrued compensation and related expenses in the accompanying consolidated balance sheets.

Accrued compensation due to executive officers and board of directors consisted of the following:

	September 30, 2014	September 30, 2013
Due to officers	$211,348	$236,549
Due to directors	120,424	70,272
Total	$331,772	$306,821

Of the balance of $414,898 and $381,873 in accrued compensation and related expenses in the consolidated balance sheets at September 30, 2014 and 2013, $64,133 and $70,333 respectively is related to accrued paid time off and to accrued payroll taxes on deferred compensation.

Note 9 – Other liabilities

Other liabilities consisted of the following:

	September 30, 2014	September 30, 2013
Other accrued expenses	$69,489	$77,753
Deferred revenue	20,244	10,601
Total	$89,733	$88,354

Note 10 – Notes payable

Notes payable and accrued interest consisted of the following:

	September 30, 2014	September 30, 2013
Convertible debentures	$502,500	$70,774
Note payable	-	100,000
Accrued interest	10,364	2,978
Debt discount	(48,385)	(37,908)
Total	$464,479	$135,844

Settlement or Reduction of Notes Payable and Accounts Payable

In October 2013, we issued a convertible promissory note to an investor in the amount of $20,000 for net proceeds of $19,000. The note bore interest at a rate of 6% per annum and had a maturity date of September 30, 2014. The Company recorded beneficial conversion feature in the amount of $14,965 for this note, which has been amortized to interest expense in the year ended September 30, 2014. In April 2014, the note holder converted the $20,000 note in full into 1,504,139 shares of common stock.

During the year ended September 30, 2014, one of our convertible note holders converted the remaining balance of $38,274 plus interest into 14,068,600 share of common stock. The Company amortized the remaining beneficial conversion feature in the amount of $23,427 to interest expense in our consolidated statement of operations for the year ended September 30, 2014.

In October 2013 we received $100,000 under two security purchase agreements together with two 18% senior debentures. The debentures were to be paid back if the Company raises in excess of $265,000 in debt or equity financing.  The debentures carried a minimum interest amount equal to $2,250 each. In December 2013 the Company paid $52,250 to each of the holders in full payment of the notes and also issued 1,978,143 shares of common stock each per the agreement. We recorded $37,980 to finance charges for this stock issuance in our consolidated statement of operations for the year ended September 30, 2014.

In December 2013 we exercised the Company’s right to prepay a convertible note of $32,500. The note bore interest at a rate of 8% per annum and included a prepayment penalty of 50%.The Company recorded $16,250 in prepayment penalties to finance charges in our consolidated statement of operations for the year ended September 30, 2014, and amortized the remaining beneficial conversion feature of $14,481 to interest expense in our consolidated statement of operations for the year ended September 30, 2014. The note has been returned “paid-in-full”.

In March 2014 the Company and one of its note holders agreed to convert a $100,000 note plus interest of $5,742 dated July 1, 2013, into 17,000,000 shares of common shares with a fair value of $510,000. We recorded $404,258 to loss on debt conversion in our consolidated statement of operations for the year ended September 30, 2014 for this conversion.

Issuance of Convertible Promissory Notes

On May 7, 2014 we received an initial payment on a May 5, 2014 Securities Purchase Agreement with Inter-Mountain Capital Corporation LLC (“Inter-Mountain”), for the sale of a 5% Secured Convertible Promissory Note (“the Note”) in the principal amount of $832,500, which includes legal expenses in the amount of $7,500 and a $75,000 original issue discount, for net proceeds of $750,000, consisting of $450,000 paid in cash at closing and two secured promissory notes payable to the Company, aggregating $300,000, bearing interest at the rate of 5% per annum.  The security for the Note is solely the two secured promissory notes payable to Inter-Mountain.  These two secured promissory notes payable to the Company may be prepaid, without penalty, all or portion of the outstanding balance along with accrued but unpaid interest at any time prior to maturity. We are carrying the net value of these notes on our consolidated balance sheet at September 30, 2014, in the amount of $502,500. The Company has no obligation to pay Inter-Mountain any amounts on the unfunded portion of the Note.  The Note bears interest at the rate of 5% per annum.  All interest and principal must be repaid on or prior to October 7, 2015. However, the payment terms of the Note causes full repayment of the current net amount in less than 12 months and therefore is classified as a current liability. The Note is convertible into common stock at the price of $0.05 per share.  The Company has the option to prepay the Note at the rate of 125%. The Company recorded beneficial conversion feature in the amount of $76,706 of which $28,321 has been expensed to interest expense in our consolidated statement of operations during the year ended September 30, 2014.

Note 11 – Preferred stock and common stock

Preferred Stock

Our board of directors has the authority to designate and issue up to 5,000,000 shares of $0.001 par value preferred stock in one or more series, and to fix and determine the relative economic rights and preferences of preferred shares any or all of which may be greater than the rights of our common stock, as well as the authority to issue such shares without further stockholder approval. As a result, our Board of Directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult. Preferred stock is designated 2,000,000 shares to Series B at September 30, 2014 (1,000,000 at September 30, 2013).

Series B Preferred Stock

Holders of Series B preferred stock (“Series B”) have no redemption rights and earn interest at 6% per annum. The holders of the Series B are entitled to vote with the holders of our common stock a number of votes equal to the number of common shares available by conversion. Series B is convertible into common stock, at the sole discretion of management, except in the event of the resignation or termination of Dr. Gerard C. D’Couto, our current President and Chief Executive Officer in which case the holders of the Series B can elect to convert the Series B stock to common stock. As well we have the right to redeem the Series B in cash at the face amount plus any unpaid dividends.

The number of shares of common stock to be issued upon a conversion is calculated by (i) multiplying the number of Series B being converted by the per share purchase price received by the Company for such Series B, and then, multiplying such number by 130% and then dividing this calculated value by the average closing bid price, as defined, or by (ii) first, allocating the Series B proportionately according to the amounts by date of individual cash tranches received by the Company then, second, multiplying the number of Series B being converted, identified by tranche, by the per share purchase price received by the Company for such Series B , and then, multiplying such number or numbers by 130% and, finally, dividing the calculated value(s) by the average closing bid price, as defined.

During the year ended September 30, 2013, the holders of our Series B converted 193,000 shares of Series B preferred stock, together with $6,379 of accrued dividends, into 45,795,900 shares of common stock. We also issued 59,000 shares of Series B preferred stock to the same investor under a Securities Purchase Agreement in return for $59,000 in cash.

During the year ended September 30, 2014, the Company opted to convert 286,700 shares of Series B preferred stock, together with dividends in the amount of $55,577, into 56,266,153 shares of common stock pursuant to the terms of the Series B certificate of designation.  Also during the same period, the Company issued 1,314,988 shares of Series B preferred stock to investors under Securities Purchase Agreements in return for a total of $1,314,998 in cash. As of September 30, 2014, we had 1,314,988 shares of Series B issued and outstanding.

Common Stock

We are authorized to issue up to 1.8 billion shares of $0.001 par value common stock. Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the holders of our common stock. Subject to the rights of the holders of any class of our capital stock having any preference or priority over our common stock, the holders of shares of our common stock are entitled to receive dividends that are declared by our board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in our net assets remaining after payment of liabilities, subject to prior rights of preferred stock, if any, then outstanding. Our common stock has no preemptive rights, conversion rights, redemption rights, or sinking fund provisions, and there are no dividends in arrears or in default. All shares of our common stock have equal distribution, liquidation and voting rights and have no preferences or exchange rights.

Common stock issued for settlement of liabilities or conversion of notes payable

During the years ended September 30, 2014 and 2013, we issued 33,898,739 and 96,961,185 shares, respectively, valued at $597,278 and $422,674, respectively, on conversion of notes payable and in settlement for certain of our outstanding notes and accounts payable.

The carrying value of the liabilities that were converted or settled during the year ended September 30, 2014, amounted to $193,020 resulting in a loss on settlement of liabilities of $404,258 recorded in the consolidated statement of operations.  See Note 10 for additional discussion on the transaction that resulted in this loss.

The carrying value of the liabilities that were converted or settled during the year ended September 30, 2013, amounted to $334,711 resulting in a loss on settlement of liabilities of $87,963 recorded in the consolidated statement of operations.  During the year ended September 30, 2013, the Company was also able to settle or reduce other outstanding liability balances for which no common shares were issued.  These settlements and reductions resulted in a gain of $30,241 being recognized which are included in loss on settlement of liabilities in the consolidated statement of operations.

Common stock issued in connection with fees associated with notes payable

In March 2014, the Company issued 1,538,462 shares of common stock to Clark Dodge & Company in consideration of a finder’s fee under a Bridge Loan Engagement Letter dated October 1, 2013. We recorded $10,000 to financing costs in the consolidated statement of operations for the year ended September 30, 2014 for this transaction.

In May 2014, we issued 1,800,000 shares of common stock and $36,000 in cash to Carter Terry & Company in consideration of a fee under a Placement Agent Agreement dated March 4, 2014. The Company recorded $72,000 to financing costs in the consolidated statement of operations for the year ended September 30, 2014 for this transaction.

See Note 10 for additional stock transactions in connection with fees associated with notes payable.

Common stock issued as donation

In August 2014, the Board of Directors approved a common stock share issuance of 937,500 shares as a donation to Asante Africa. The Company recorded $15,000 in our consolidated statement of operations to general and administrative expenses for this transaction.

Common stock issued for services

During the years ended September 30, 2014 and 2013, we issued 5,673,346 and 12,770,973 shares of our common stock, respectively, valued at $115,750 and $104,000, respectively, to service providers and consultants. We recorded $28,645 to prepaid expense and $87,105 as marketing and sales expense in the year ended September 30, 2014 and $16,750 to prepaid expense and $87,750 as marketing and sales expense in the year ended September 30, 2013.

Common stock issued for cash and assets

In November 2013, the Company entered into agreements with Clean Tech Investors, LLC (“Clean Tech”), to issue 60,100,000 shares of restricted common stock of the Company to Clean Tech for $700,000 of cash and equipment and other fixed assets with an estimated fair value of $120,633.  In connection with the agreements with Clean Tech, our board of directors appointed William M. Shenkin, a managing member of Clean Tech, to serve on the Company’s board.  The fair value of the common stock issued as of the date of the agreements was approximately $313,000 which was less than the value of cash and fixed assets received of $821,000.  The additional $508,000 is considered a capital contribution by Clean Tech in relation to the significant ownership interest and board seat.

Common stock issued for cash.

During the years ended September 30, 2014 and 2013, we issued 33,333,333 and 101,850,764 shares of restricted common stock to multiple investors and received gross proceeds of $500,000 and $338,000 respectively. We also issued  11,666,666 and 6,922,078 three-year warrants with a weighted average exercise price of $0.032 and $0.015 per share respectively.

Long-term incentive compensation Plan

Our Long Term Incentive Compensation Plan (the “Plan"), as restated, was approved by shareholders in July 2014. The Plan is administered by our board of directors. In July 2014, shareholders also approved an automatic share reserve increase by an amount equal to ten (10%) percent of the common shares available for issuance under the Plan beginning on August 1, 2014, and on each August 1st of the next nine (9) years.  The aggregate number of shares available for issuance under the Plan is 357,500,000 as of September 30, 2014.   We have granted stock options under the Plan to employees, members of our board of directors, advisors and consultants. No options have been exercised. Options are exercisable for ten years from date of grant.

In prior years, the Company established an equity and cash compensation plan called the Sales Incentive Plan.  In August 2013, the Board terminated the Sales Incentive Plan and the eight individuals who held stock option grants issued under the Sales Incentive Plan agreed to accept new stock option grants to be issued under the Plan in exchange for their outstanding grants.  The cancellation of the stock options issued under the Sales Incentive Plan (total of 219,200,000 underlying shares) and subsequent issuance of new stock options under the Plan (total of 219,200,000 underlying shares) have been accounted for as a modification.  The stock options issued under the Sales Incentive Plan were to vest upon the attainment of certain sales targets.  The attainment of these sales targets was not deemed probable of achievement at the date of the modification and thus the cumulative compensation cost to be recognized related to the modified award is the modified award's fair value at the date of the modification of $917,226 which will be recognized over the requisite service period (which is equal to the vesting period of the new options).

The following table summarizes stock option activity during the years ended September 30, 2014 and September 30, 2013:

	Options Outstanding	Weighted Average Exercise Price
Outstanding at September 30, 2012	246,482,543	$0.0100
Granted	219,200,000	0.0036
Cancelled	(225,200,000)	0.0100
Outstanding at September 30, 2013	240,482,543	$0.0059
Granted	17,100,000	0.0187
Forfeited	(12,000,000)	0.0036
Expired	(9,486,536)	0.0118
Outstanding at September 30, 2014	236,096,007	$0.0065

Exercisable at September 30, 2014	170,696,007	$0.0066

The weighted average fair value of the options granted during the years ended September 30, 2014 and 2013 was $0.0177 and $0.0045 per share respectively, and the weighted average remaining contractual lives of outstanding and exercisable options at September 30, 2014 was 8.7 years. As of September 30, 2014, we had $442,105 of total unrecognized compensation cost related to unvested options. Unrecognized compensation cost is to be recognized over 23-1/3 months with over half to be recognized in the next fiscal year.

As of September 30, 2014, the aggregate intrinsic value of options outstanding and exercisable, representing the excess of the closing market price of our common stock over the exercise price, is $1,606,206 and $1,208,868 respectively.

Stock-based compensation expense related to options was $541,341 and $244,137 during the years ended September 30, 2014 and 2013, respectively, of which $230,226 was recognized as general and administrative expense, $163,172 was recognized as marketing and sales expense, and $147,943 was recognized as research and development expense in 2014, and substantially all was recognized as general and administrative expense in 2013. We determine the value of share-based compensation using the Black-Scholes-Merton fair value option-pricing model with weighted average assumptions for options and warrants granted during the years ended September 30, 2014 and 2013 including risk-free interest rates of 1.49% and 0.07%, respectively, volatility of 251% and 236%, respectively, expected lives of 6.3 and 10 years, respectively, and dividend yield of 0%.

Warrants

At September 30, 2014, we had warrants outstanding for the purchase of 368.6 million shares of our common stock at a weighted average exercise price of $0.014 per share. The fair value of the warrants is calculated using the Black-Scholes-Merton model. Warrants outstanding at September 30, 2014 expire at various dates from November 2014 to April 2019.

A summary of warrant activity during the years ended September 30, 2014 and 2013 are as follows:

Warrants Outstanding
Outstanding at September 30, 2012	348,585,700
Granted	24,921,696
Expired	(1,689,166)
Cancelled	(150,000)
Outstanding at September 30, 2013	371,668,230
Granted	19,417,749
Exercised	(2,113,333)
Expired	(3,620,000)
Cancelled	(16,766,668)
Outstanding at September 30, 2014	368,585,978

In March and May 2014, three of our warrant holders opted to convert their warrants to purchase 1,913,333 shares of common stock via cashless exercise into 1,412,204 shares of common stock.

Note 12 – Income taxes

We have recorded no provision or benefit for income taxes. The difference between tax at the statutory rate and no tax is primarily due to the full valuation allowance. The increase in the valuation allowance was $1,238,080 and $449,307 during the years ended September 30, 2014 and 2013, respectively. A valuation allowance has been recorded in the full amount of total deferred tax assets as it has not been determined that it is more likely than not that these deferred tax assets will be realized. As of September 30, 2014, we have net operating loss carry forwards of $53.52 million, which begin to expire in 2023 and will continue to expire through 2034 if not otherwise utilized. Our ability to use such net operating losses and tax credit carry forwards is subject to annual limitations due to change of control provisions under Sections 382 and 383 of the Internal Revenue Code, and such limitation would be significant. Realization is dependent on generating sufficient taxable income prior to expiration.

Deferred income taxes represent the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and amounts used for income tax purposes.

Significant components of our deferred tax assets and liabilities and related valuation allowances at September 30, 2014 and, 2013 are as follows:

Deferred Taxes	2014	2013
Net operating loss carry forward	$18,195,890	$17,058,461
Share-based compensation	2,447,295	2,318,717
R&D Tax Credit Carry forward	973,000	973,000
Other	148,395	173,010
TOTAL DEFERRED TAX ASSETS	21,764,580	20,523,188

Deferred Tax Liability	(535,724)	(532,412)
Valuation Allowance	(21,228,856)	(19,990,776)

Deferred Tax Assets & Liabilities, net	$-	$-

We have identified our federal tax return as our “major” tax jurisdiction, as defined. Tax years since inception in 1999 are subject to audit. We believe our income tax filing positions and deductions will be sustained on audit and we do not anticipate any adjustments that would result in a material change to our financial position. No reserves for uncertain income tax positions have been recorded. Our policy for recording interest and penalties associated with uncertain income tax positions is to record such items as a component of interest expense.

Note 13 – Commitments and contingencies

Lease

Our rent expense for the years ended September 30, 2014 and 2013 was $145,218 and $143,118, respectively. Our lease agreement provides for a month-to-month holdover status at the monthly rate of $9,500 plus operating expenses commencing November 1, 2013. The holdover status can be terminated by giving a two month notice to terminate.

Litigation

From time to time, the Company is subject to various legal proceedings that arise in the ordinary course of business.  In the opinion of management, none of which are currently material to our operations.

Disputes with various vendors

Certain of our vendors and lenders have brought suits and/or obtained judgments in their favor regarding past due balances owed them by us. We have recorded these past due balances in liabilities in our consolidated balance sheets at September 30, 2014 and 2013. We do not believe any loss in excess of amounts recorded that could arise would be material. We have not recorded any liabilities for finance charges or legal fees that could be applied by the vendors or lenders to these debts.

Note 14 – Related party transactions

For purposes of these consolidated financial statements,  Summit Trading Limited, Green World Trust, Clean Tech Investors, LLC, Bard Associates, and Sierra Trading Corp., are considered related parties due to their beneficial ownership (shareholdings or voting rights) in excess of 5% during the years ended September 30, 2014 and 2013. All material transactions with these investors and other related parties for the years ended September 30, 2014 and 2013, not listed elsewhere, are listed below.

In May 2013 we issued 4,347,826 shares of common stock, together with three-year warrants to purchase 519,480 shares of common stock at a strike price of $0.0154, for net proceeds of $20,000 pursuant to a Security Purchase Agreement with Green World Trust.

In June 2013, the board approved the conversion of 193,000 of Summit Trading LLC series B preferred stock into 45,795,900 shares of common stock. The conversions were calculated in accordance with the Series B Certificate of Designation.

During the year ended 2014, the Company opted to convert 142,200 shares of Series B preferred stock, together with dividends in the amount of $21,151, into 26,777,382 shares of common stock per the Series B certificate of designation for Sierra Trading Corp in three separate tranches.

During the year ended 2014, the Company opted to convert 144,500 shares of Series B preferred stock, together with dividends in the amount of $34,426, into 29,488,771 shares of common stock per the Series B certificate of designation for Summit Trading Limited in three separate tranches.

All sales of Series B preferred stock during the years ended September 30, 2014 and 2013 were to Summit Trading LLC and Sierra Trading Corp.

During the fiscal year ended September 30, 2013, we issued an unsecured 8% interest bearing note in the amount of $100,000 to Summit Trading Limited in consideration for marketing and investor relations services. In April 2014, the Company paid the note in full by converting the note into 17,000,000 shares of unrestricted common stock (see Note 10).

In July 2013 we issued 10,395,010 shares of common stock, together with three-year warrants to purchase 324,675 shares of common stock at a strike price of $0.0154, for net proceeds of $25,000 pursuant to a Security Purchase Agreement with Jeffrey Sakaguchi, chairman of the board.

In July 2013 we issued 49,064,449 shares of common stock together with three-year warrants to purchase 1,532,468 shares of common stock at a strike price of $0.0154, for net proceeds of $118,000 pursuant to a Security Purchase Agreement with an entity related to Green World Trust.

During the years ended September 30, 2014 and 2013, we recorded consulting expense in the amount of $158,900 and $82,500, respectively, with Advanced Materials Advisory, LLC (“Advanced Materials”) for services by David Schmidt as Acting Principal Financial Officer. Advanced Materials is owned by David Schmidt, who is also a Member of Neah's Board of Directors.  The Company had accounts payable balances due to Advanced Materials of $113,489 and $78,750 at September 30, 2014 and 2013, respectively.

Note 15 – Subsequent events

On November 11, 2014, the Company and Inter-Mountain signed a Global Amendment to the Loan Documents dated May 5, 2014 discussed in note 10.  Instead of a fixed installment amount being due on an applicable installment date, the Global Amendment provides for a lower installment amount being paid with the difference being carried to the next installment period.

In November and December 2014, pursuant to the Global Amendment, the Company issued 15,664,746 shares of unrestricted common stock to Inter-Mountain as installments pursuant to the terms of the Loan and the Global Amendment.

In December 2014, the Company issued 291,667 shares to a vendor for services rendered, pursuant to an agreement.

On December 18, 2014, Neah Power Systems, Inc. (“we” or the “Company”) entered into a Six Month Convertible Promissory Note and corresponding Convertible Note Purchase Agreement (the “Note”) with Rich Niemiec (the “Investor”).  The Note has a principal balance of $400,000 and carries a 10% per annum interest rate with a maturity date of June 19, 2015.  The Note is convertible into shares of the Company’s Common Stock at the lower of (A) the 10-day trailing volume weighted average bid price of the Company’s Common Stock, calculated at time of conversion, or (B) $0.008 per share.  As part of the transaction, the Company issued the Investor a Warrant to purchase 50,000,000 shares of the Company’s Common Stock at $0.008 per share, subject to adjustment.

The purchase and sale of shares of Common Stock pursuant to the Securities Agreement are being made pursuant to a private placement transaction exemption under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. The offering was not conducted in connection with a public offering and no public solicitation or advertisement was made or relied upon by the investors in connection with the offering.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There are not and have not been any disagreements between us and our accountants on any matter of accounting principles, practices or financial statement disclosure.

ITEM 9A. CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

As of the end of the period covered by this Annual Report on Form 10-K, we carried out an evaluation, under the supervision and with the participation of senior management, including our Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”), of the effectiveness of the design and operation of our disclosure controls and procedures, as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act. Based upon that evaluation, our CEO and CFO concluded that our disclosure controls and procedures were not effective in recording, processing, summarizing and reporting, on a timely basis, information required to be disclosed by us in the reports that we file or submit under the Exchange Act due to the material weaknesses in our internal control over financial reporting. A discussion of the material weaknesses in our internal control over financial reporting is described below.

Management’s Annual Report on Internal Control over Financial Reporting

Management is responsible for establishing and maintaining adequate internal control over financial reporting. Internal control over financial reporting, as such term is defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act, is a process designed by, or under the supervision of, our CEO and CFO, or persons performing similar functions, and effected by our board of directors, management or other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Our management, with the participation of our CEO and CFO, has established and maintained policies and procedures designed to maintain the adequacy of our internal control over financial reporting, and include those policies and procedures that:

•	pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of our assets;

•	provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that our receipts and expenditures are being made only in accordance with authorizations of our management and directors; and

•	provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of our assets that could have a material effect on the interim or annual Consolidated Financial Statements.

Management has used the framework set forth in the report entitled Internal Control – Integrated Framework 1992 published by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) to evaluate the effectiveness of our internal control over financial reporting. Management was unable to implement its remediation plans during 2014 due to cost considerations. As a result of the material weaknesses described below, management has concluded that our internal control over financial reporting was not effective as of September 30, 2014.

Management has determined that, as of the September 30, 2014 measurement date, there were deficiencies in both the design and the effectiveness of our internal control over financial reporting. Management has assessed these deficiencies and determined that there were various material weaknesses in our internal control over financial reporting. The existence of a material weakness or weaknesses is an indication that there is a more than remote likelihood that a material misstatement of our financial statements will not be prevented or detected in a future period.

Management has assigned a high priority to the short-and long-term improvement of our internal control over financial reporting. We have listed below the nature of the material weaknesses we have identified:

•	inadequate personnel for documenting and execution of processes related to accounting for transactions;

•	inadequate segregation of duties due to the limited size of the accounting department; and

•	a lack of experienced personnel with relevant accounting experience, due in part to our limited financial resources.

We intend to design and implement policies and procedures to remediate the material weaknesses in our internal control over financial reporting in fiscal 2015, including the continued implementation of a new accounting system and related internal procedures, and pending the financial resources, the hiring of a full time regular employee Chief Financial Officer.

Management does not believe that any of our annual or interim financial statements issued to date contain a material misstatement as a result of the aforementioned weaknesses in our internal control over financial reporting.

Changes in Internal Control over Financial Reporting

There have been no changes in our internal controls over financial reporting or in other factors during the fourth fiscal quarter ended September 30, 2014 that materially affected, or is likely to materially affect, our internal control over financial reporting.

Limitations on Internal Controls

Because of its inherent limitations, internal control over financial reporting may not prevent or detect all errors or misstatements and all fraud. Therefore, even those systems determined to be effective can provide only reasonable, not absolute, assurance that the objectives of the policies and procedures are met. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

ITEM 9B. OTHER INFORMATION

None.

PART III

ITEM 10. DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Board of Directors and Executive Officers

The table below lists certain biographical information regarding our current directors and executive officers. As of December 12, 2014, our board of directors consists of five directors. Each director holds his office until his successor is elected and qualified or his earlier resignation or removal. Executive officers are appointed by our board of directors, and each executive officer holds his office until he resigns or is removed by our Board or his successor is elected then qualified. There are no family relationships among members of our management or our Board.

Name	Title	Age
Dr. Gerard C. D’Couto	President, Chief Executive Officer, Director	48
Jeffrey B Sakaguchi	Chairman of the Board	53
David Schmidt	Director, Acting Principal Financial Officer	51
Jon M. Garfield	Director	51
William M Shenkin	Director	54

 Background / Experience

Dr. Gerard C. (Chris) D’Couto. Dr. Gerard C. D’Couto has served as a member of our Board since January 28, 2008 and as our Chief Executive Officer and President since February 2008. Dr. D’Couto previously served as our Chief Operating Officer and Executive Vice President from September 2007 until February 2008. Prior to joining us, Dr. D’Couto served as senior director of marketing at Form Factor Inc. from January 2006 until September 2007, where he headed the launch of NAND flash and DRAM sort probe cards. Prior to that, Dr. D’Couto had a nine-year tenure at Novellus Systems, Inc., with positions of increasing responsibility ranging from product management to technology development and sales. Prior to that, Dr. D’Couto worked at Varian Associates and as a consultant to Intel Corporation. Dr. D’Couto received a bachelor’s degree in chemical engineering from the Coimbatore Institute of Technology in India and also received a master’s and a doctoral degree in chemical engineering from Clarkson University in New York. Dr. D’Couto also earned an MBA from the Haas School of Business at the University of California, Berkeley. Dr. D’Couto was chosen to serve on our Board because of his management and operational skills from his business school education and past management positions as well as his technical knowledge related to our fuel cell technology.

Jeffrey B. Sakaguchi. Jeffrey Sakaguchi has served on our board since November 2010. Since December 2010, Mr. Sakaguchi has also served on the boards of directors of True Blue, Inc., a publicly-traded temporary staffing company, and Eccentex, Inc., a venture-backed, early-stage software company. Since May 2005, he has served on the board of directors of the American Red Cross, Los Angeles Region, and served as Chairman of the Board from 2009 to 2012, during which time he was responsible for the financial and organizational turnaround of region performance, as well as the integration of nine chapters into the region. From 2004 until 2007, Mr. Sakaguchi served as the President and Chief Operating Officer of Evolution Robotics Retail, Inc., for which he co-led a spin-off of the company from its former parent company, and was responsible for developing and executing a commercialization strategy for a breakthrough visual scanning product targeted for the retail industry. From 1995 until 2003, Mr. Sakaguchi served as the Managing Partner for the North American Energy Strategy Practice at Accenture LLP in Los Angeles. From 1989 until 1995, Mr. Sakaguchi served as the Senior Engagement Manager at McKinsey & Company, Inc. in Los Angeles. Mr. Sakaguchi earned his Bachelor of Science degree in chemical engineering from the Massachusetts Institute of Technology, and his masters in business administration from the Wharton School of the University of Pennsylvania. Mr. Sakaguchi was chosen to serve on our Board because of his extensive business leadership experience with technology and emerging companies and his knowledge of the emerging fuel cell industry.

David Schmidt. David Schmidt has served on our board since November 2010. Mr. Schmidt has served since 2008 as an independent consultant advising chemical, material and alternate energy spaces regarding strategic marketing and execution services. From 2004 until 2008, Mr. Schmidt served as the Manager of Commercial Excellence and the Strategic Marketing Business Development Manager at Honeywell International Specialty Materials, Inc. From 2000 until 2003, Mr. Schmidt served as a Senior Director and Chief Operations Officer of Plasmion Corporation, Inc. Mr. Schmidt has also served in management positions at Film Specialties, Inc. from 1993 until 2000, Hydromer, Inc. from 1989 until 1992 and ROI Group, Inc. from 1986 until 1988. Mr. Schmidt earned his bachelor of science in business and economics from Lehigh University. Mr. Schmidt was chosen to serve on our Board because of his extensive executive and business development experience in technology industries.

Jon M. Garfield. Jon M. Garfield has served on our Board since May 2008. Mr. Garfield is currently the CFO of Monte Nido LLC a behavioral healthcare treatment facility. Mr. Garfield served as Chief Executive Officer of technology company Clearant, Inc. (OTCBB: CLRA) from January 2007 until October 2010 and as Chief Financial Officer at Clearant, Inc. from September 2006 until January 2007. Mr. Garfield has served as a member of Clearant, Inc.’s board of directors from May 2007 until August 2010. From September 2001 through 2006, Mr. Garfield served as an independent financial consultant, including advising as to SEC reporting obligations and Sarbanes-Oxley compliance. From 1998 until 2001, he served as Chief Financial Officer of a telecom service provider and a software developer. From 1996 to 1998, he served as Vice President of Acquisitions for the formerly NYSE-listed ground transportation consolidator Coach USA, Inc. From 1991 to 1996, Mr. Garfield served as Corporate Assistant Controller of Maxxim Medical, Inc., a formerly New York Stock Exchange listed manufacturer and distributor. During 1986 to 1991, Mr. Garfield practiced public accounting with Arthur Andersen and PricewaterhouseCoopers. Mr. Garfield received a Bachelor of Business Administration in Accounting from University of Texas, Austin. Mr. Garfield was chosen to serve on our Board because of his past experience in chief executive officer and chief financial officer roles at public companies and because of his financial literacy.

William M. Shenkin. William M. Shenkin has served on our Board since November 2013. Mr. Shenkin is currently the CEO and President of CeFO, Inc. Mr. Shenkin specializes in working with businesses and individuals in providing family office services for high net worth individuals, chief financial officer services including strategic business review and planning, monthly financial and accounting review, equity and debt financing, buy/sell negotiations, and tax services. Mr. Shenkin’s professional history encompasses 30 years of CPA, tax, audit and advisory services beginning with Ernst & Young, then Shenkin Kurtz Baker & Co. and presently CeFO, Inc. He is a member of the American Institute of Public Accountants as serves as a Board Member and Board Advisor for numerous companies and non-profits. Mr. Shenkin holds a M.A. in Accounting from Florida Atlantic University.  Mr. Shenkin was chosen to serve on our Board because of his extensive background with growing technology businesses and at the recommendation by recent financing activities.

Board Committees

During fiscal 2014, there were five standing committees of our board of directors - Audit, Compensation, Nominating, Financing and Governance Committees.

Audit Committee

We have an Audit Committee of the Board consisting of two independent directors, Jon M. Garfield (Chair) and William M. Shenkin. Our Board has determined that Mr. Garfield and Mr. Shenkin qualify as Audit Committee financial experts. In addition to being independent under Nasdaq Marketplace Rule 5605(a)(2), Mr. Garfield and Mr. Shenkin meets the additional independence and qualification standards for audit committee members set forth in Nasdaq Marketplace Rule 5605(c)(2)(A). The Audit Committee functions in part as an independent and objective party with oversight of our financial reporting process and internal controls.

Compensation Committee

The Compensation Committee consists of two independent directors Jeffrey B Sakaguchi (Chair) and Jon M Garfield. The functions of the Compensation Committee are to review and approve the goals of the Chief Executive Officer, to review and approve salaries, bonuses and other benefits payable to our executive officers and to administer our Long Term Incentive Compensation Plan and the surviving cash portion of the Director, Officer, and Employee Sales Incentive Plan.

Nominating Committee

The Nominating Committee consists of David Schmidt (Chair), Jon M Garfield, and Gerard C. D’Couto. The Nomination Committee is responsible for proposing a slate of directors for election by the stockholders at each annual stockholders meeting and for proposing candidates to fill any vacancies.

Financing Committee

The Financing Committee consists of Gerard C. D’Couto (Chair), David Schmidt, and Jeffrey Sakaguchi. The Financing Committee is responsible for evaluating various financing options and recommending to the full Board various financing avenues.

Governance Committee

The Governance Committee consists of two independent directors, Jon M Garfield and Jeffrey Sakaguchi, and David Schmidt (Chair). The Governance Committee is responsible for supervision and oversight of our general operations.

Code of Ethics

We have adopted a Code of Ethics and Business Conduct for our principal executive, financial and accounting officers. The Code of Ethics addresses such issues as conflicts of interest, corporate opportunities, confidentiality, fair dealing, protection and proper use of our assets, compliance with applicable laws (including insider trading laws) and reporting of illegal or unethical behavior. We are committed to ensuring transparent and good corporate governance in our dealings with all stakeholders. Our Code of Ethics can be found on our website at http://www.neahpower.com.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires our officers and directors, and persons who own more than ten percent of a registered class of our securities, to file with the SEC reports of ownership of our securities and changes in reported ownership. Officers, directors and greater than ten percent stockholders are required by SEC rules to furnish us with copies of all Section 16(a) reports they file.

Based solely on a review of the reports furnished to us, or written representations from reporting persons that reportable transactions were reported, we believe that during the fiscal year ended September 30, 2014, our officers, directors and greater than ten percent stockholders timely filed the reports they were required to file under Section 16(a).

ITEM 11. EXECUTIVE COMPENSATION

The following table shows for each of the two fiscal years ended September 30, 2014 and 2013, all compensation awarded or paid to, or earned by, Gerard C. D’Couto, our Chief Executive Officer and David Schmidt, our Acting Principal Officer(“collectively, the  “Named Executive Officers”).  Due to working capital limitations, we have deferred payments of compensation to our Chief Executive Officer and former Chief Financial Officer, and to members of our Board of Directors, which are included in accrued compensation and related expenses in the accompanying consolidated balance sheets (Note 8).  Other than the Named Executive Officers, we had no executive officers whose compensation exceeded $100,000 during the fiscal years ended September 30, 2014 and 2013.

Summary Compensation Table

		Salary	Options (1)	All Other (2)	Total
Name & Position	Fiscal Year	($)	($)	($)	($)
Gerard C. D’Couto	2014	225,000		16,153 (2)	241,153
President, Chief Executive Officer	2013	225,000	616,427(4)	14,450 (2)	855,877

David Schmidt	2014	158,890 (3)			158,890
Acting Principal Financial Officer	2013	82,500 (3)	164,980(4)		247,480

(1)     This column represents the aggregate grant-date fair value of the awards computed in accordance with FASB ASC Topic 718. These amounts reflect our accounting value for these awards and do not necessarily correspond to the actual value that may be realized by the named executive officer. The assumptions used in the calculation of these amounts are described in Note 11 to our Consolidated Financial Statements included with this Annual Report on Form 10-K.

(2)     Consists of health related benefits provided to employees.

(3)     Mr. Schmidt is a Board member and a consultant.  Amounts for Mr. Schmidt are earned consulting fees for the years ended September 30, 2014 and September 30, 2013.

        (4)   The values correspond to options issued under the company’s restated Long Term Incentive Plan in place of previously issued options issued under the Company’s previous Sales Incentive Plan that were cancelled.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding the outstanding equity awards held by our Named Executive Officers as of September 30, 2014:

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price $	Option expiration date
Gerard C. D’Couto	2,400,000 (1)			0.02300	Nov 2020
President, Chief Executive Officer	1,685,393	-	-	0.00890	Apr 2021
	2,587,500 (2)	-	-	0.08000	Jun 2020
	41,705,537 (4)			0.00900	Sep 2015
	102,750,000	34,250,000 (3)	-	0.00354	Aug 2023
David Schmidt	800,000			0.02300	Nov 2020
Acting Principal Financial Officer	1,685,393			0.00809	Apr 2021
	19,500,000	6,500,000 (3)		0.00354	Aug 2023
	9,000,000	3,000,000 (3)		0.00406	Aug 2023

(1)     These options vests 25% at grant date and 25% in each of 3 equal six-month installments over an eighteen-month period following the grant date, and are fully vested as of September 30, 2014.

(2)     These options vests in equal yearly installments over a 4-year period following the grant date, and are fully vested as of September 30, 2014.

(3)     These options were granted under our Long Term Incentive Plan and vests 25% at grant date and 25% in equal six month installment over an eighteen-month period. These options will be fully vested in February of 2015.

(4)     These warrants were received in exchange for the accrued wages in the amount of $288,731.

Long Term Incentive Compensation Plan

Our Long Term Incentive Compensation Plan (the “Plan"), as restated, was approved by shareholders in July 2014. The Plan is administered by our board of directors. In July 2014, shareholders also approved an automatic share reserve increase by an amount equal to ten (10%) percent of the common shares available for issuance under the Plan beginning on August 1, 2014, and on each August 1st of the next nine (9) years.  The aggregate number of shares available for issuance under the Plan is 357,500,000 as of September 30, 2014.   We have granted stock options under the Plan to employees, members of our board of directors, advisors and consultants. No options have been exercised. Options are exercisable for ten years from date of grant.

Employment, Severance and Change in Control Agreements

Under the terms of the Offer Letter entered into between Dr. Gerard C. (Chris) D’Couto and the Company when Dr. D’Couto joined us as Chief Operating Officer, Dr. D’Couto receives a per annum base salary of $225,000 and a bonus equal to 50% of his base salary upon the completion of certain milestones. In the event Dr. D’Couto’s employment is terminated (i) for any reason other than for cause or a winding down of our operations or (ii) due to a change in control where he is not offered a comparable position at a similar compensation, Dr. D’Couto will be entitled to a severance payment equal to six months of his then current base salary.

On June 30, 2012, we appointed David Schmidt, a member of our Board of Directors and Chairman of the Governance and Nominating Committees, to serve as Acting Principal Financial Officer of the Company. Acting Principal Financial Officer services and consulting services are provided by Advanced Materials Advisory LLC on a monthly basis at the rate of $11,000 per month.

Compensation of Directors

On August 23, 2011, our Board of Directors approved a Cash Compensation Plan for the directors on the Board, to be administered by the Compensation Committee. The Cash Compensation Plan effective as of August 23, 2011 and covers current members of the Board. Cash compensation will accrue effective from the date that the director originally joined the Board, but no earlier than June 1, 2009 and, with the exception of retainer compensation, will be pro-rated based on attendance at Board and Committee meetings. The effectiveness of the Cash Compensation Plan and the payment of compensation are conditional upon our receiving cash in the amount of at least $1.5 million either by direct outside investment or from sales or from licensing revenues. The following sets forth the cash compensation plan:

Retainer	$10,000
Board Meetings
Chairman	$15,000
Member	8,000
Audit Committee
Chairman	$6,000
Member	2,500
Compensation Committee
Chairman	$2,500
Member	1,500
Governance Committee
Chairman	$1,500
Member	400
Nominating Committee
Member	$400

Except as described above, we do not have any formal policy for the compensation of our non-employee directors. Our Board has made grants of stock options to our outside directors at various times as compensation for our director’s service on the Board. In the future, we anticipate adopting a policy of paying directors a fee for their attendance at board and committee meetings if the financial condition of our Company improves.

The following table sets forth information regarding the compensation of directors during the fiscal year ended September 30, 2014:

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (1)	All Other Compensation ($)	Total ($)
Gerard C. D’Couto (2)	-	-	-	-	-
Jeffrey Sakaguchi (3)	25,907	-	-	-	25,907
David Schmidt (4)	-	-	-	-	-
Jon Garfield (5)	15,029	-	-	-	15,029
John Toedtman (6)	2,571		-	-	2,571
William Shenkin(7)	9,086				9,086

(1)     This column represents the aggregate grant-date fair value of the awards computed in accordance with FASB ASC Topic 718. These amounts reflect our accounting value for these awards and do not necessarily correspond to the actual value that may be realized by the named executive officer. The assumptions used in the calculation of these amounts are described in note 11 to our Consolidated Financial Statements included with this Annual Report on Form 10-K.

(2)     Dr. D’Couto’s compensation for fiscal year 2014 is fully reflected in the “Summary Compensation Table” above. Mr. D’Couto received no additional compensation for his service as a director.

(3)     Mr. Sakaguchi’s earned fees of $25,907 have been deferred as of September 30, 2014.

(4)     Mr. Schmidt’s compensation for fiscal year 2014 is fully reflected in the “Summary Compensation Table” above. Mr. Schmidt received no additional compensation for his service as a director.

(5)     Mr. Garfield’s earned fees of $15,029 have been deferred as of September 30, 2014. His Other Compensation relates to costs associated to certain health benefit coverage that was paid for by the Company on his behalf.

(6)     Mr. Toedtman’s earned fees of $2,571 have been deferred as of September 30, 2014. Mr. Toedtman resigned from the Board on November 25, 2013. The departure of Mr. Toedtman was not a result of any disagreement with the registrant on any matter relating to the registrant’s operations, policies or practices.

(7)       Mr. Shenkin earned fees of $9,086 have been deferred as of September 30, 2014

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table presents information as of September 30, 2014 concerning the beneficial ownership of our common stock and each of our outstanding classes of preferred by the following persons or groups:

•	each person who, to our knowledge, beneficially owns more than 5% of our common stock or any class of preferred stock;

•	each Named Executive Officer identified in the Executive Compensation table above;

•	each of our current directors; and

•	all of our current directors and executive officers as a group.

Percentage of common stock beneficially owned is based on 966,107,350 shares of common stock outstanding on September 30, 2014 . In accordance with SEC rules, when we computed the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed as outstanding shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of September 30, 2014 . We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

This table is based upon information supplied by executive officers, directors and principal shareholders. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, to our knowledge, each of the shareholders named in this table has sole voting and investment power with respect to the common stock shown as beneficially owned. The address for each of our officers and directors is c/o Neah Power Systems, Inc., 22118 20th Avenue SE, Suite 142, Bothell, Washington 98021.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Owned (%)
Chris D'Couto (1)	185,778,432	16.1%
David Schmidt (2)	44,818,748	4.5%
Jeffrey Sakaguchi (3)	20,032,422	2.1%
Jon Garfield (4)	15,038,829	1.6%
William M. Shenkin (5)	60,100,000	6.2%
All directors and named executive officers as a group (5 individuals)	325,768,431	27.0%

5% or More Shareholders
Bard Associates, Inc. (6).	186,200,000	17.5%
Green World Trust (7)	99,219,364	10.0%
Summit Trading Limited (8)	93,552,744	9.7%
Sierra Trading Corp (9)	87,942,496	9.1%

(1)     Gerard C. D’Couto is the beneficial owner of 185,778,432 shares of common stock, which consists of 400,002 common shares, 41,705,537 shares of common stock underlying warrants, and 143,672,893 shares of common stock underlying options.

(2)     David Schmidt is the beneficial owner of 44,818,748 shares of common stock, which consists of 4,333,355 common shares owned by Advanced Materials Advisory, and 40,485,393 shares of common stock underlying options.

(3)     Jeffrey Sakaguchi is the beneficial owner of 20,032,422 shares of common stock, which consists of 10,395,010 shares of common shares, 6,752,019 shares of common stock underlying warrants and 2,885,393 shares of common stock underlying options.

(4)     Jon Garfield is the beneficial owner of 15,038,829 shares of common stock, which consists of 12,137,811 shares of common stock underlying warrants and 2,901,018 shares of common stock underlying options.

(5)     Clean Tech Investors LLC is a Colorado Limited Liability Company; with a registered address of 88 Inverness Circle East L107, Englewood, CO 80112 that engages in the development of renewable energy initiatives, among other activities.  William M Shenkin is a managing member of Clean Tech Investors LLC and Director of Neah Power Systems, Inc. Clean Tech Investors LLC is the beneficial owner of 60,100,000 shares of common stock.

(6)     The address of Bard Associates, Inc. is 135 South LaSalle Street, Suite 3700, Chicago, Illinois. Bard Associates, Inc. is the beneficial owner of 20,000,000 shares of common stock, which consists of 10,000,000 shares of common stock, and 10,000,000 shares of common stock underlying warrants. Bard Associates, Inc. also has sole dispositive power over 86,640,000 shares of common stock and 86,640,000 shares of common stock underlying warrants.  This information is obtained from a Form SC 13G/A filed on January 31, 2014

(7)     The address of Green World Trust is 4093 Quakerbridge Road, Princeton Jct, NJ 08550. Green World Trust is the beneficial owner of 99,219,364 shares of common stock, which consists of 70,454,804 shares of common stock, and 28,764,560 shares of common stock underlying warrants.

(8)     Summit Trading Limited (“Summit”) is a Bahamian holding company and is owned by the Weast Family Trust. The Weast Family Trust is a private trust established for the benefit of C.S. Arnold, Daisy Rodriguez, Stephanie Kaye and Tracia Fields. C.S. Arnold is the settlor of the Weast Family Trust. The natural person exercising voting control of the shares of our common stock held by Summit is Daryl Orenge. The address of Summit is Charlotte House, P.O. Box N-65, Charlotte Street, Nassau, Bahamas. Summit owns 15,878,057 shares of our common stock and 589,080 shares of our preferred series B stock, which is convertible at our sole option into shares of our common stock. As of September 30, 2014 the series B shares would have been convertible into an estimated 77,674,687 shares of our common stock (the exact number of which is not determinable at this time because the Series B are convertible into shares of our common stock based on the future trading price of our common stock). The holders of the series B are entitled to vote with the holders of our common stock with the number of votes equal to the number of common shares available by conversion to the holders of the series B.

(9)     Sierra Trading Corp (“Sierra”) is a Florida corporation. We have been advised that Daisy Rodriguez owns 100% of Sierra. Daisy Rodriguez is a private investor married to the primary beneficiary of Summit Trading Limited. Sierra owns 725,908 shares of our series B preferred stock which is convertible at our sole option into shares of our common stock. As of September 30, 2014 the shares would have been convertible into an estimated 87,942,496 shares of our common stock (the exact number of which is not determinable at this time because the Series B are convertible into shares of our common stock based on the future trading price of our common stock). The holders of the Series B are entitled to vote with the holders of our common stock with the number of votes equal to the number of common shares available by conversion to the holders of the Series B.

Description of Equity Incentive Compensation Plans

We have one equity compensation plan; our Long Term Incentive Compensation Plan.

Our Long Term Incentive Compensation Plan (the “Plan"), as restated, was approved by shareholders in July 2014. The Plan is administered by our board of directors. In July 2014, shareholders also approved an automatic share reserve increase by an amount equal to ten (10%) percent of the common shares available for issuance under the Plan beginning on August 1, 2014, and on each August 1st of the next nine (9) years.  The aggregate number of shares available for issuance under the Plan is 357,500,000 as of September 30, 2014.   We have granted stock options under the Plan to employees, members of our board of directors, advisors and consultants. No options have been exercised. Options are exercisable for ten years from date of grant.

The table below sets forth certain information as of September 30, 2014 regarding the shares of common stock available for grant or granted under our equity incentive plans:

Equity Incentive Compensation Plan Information

Plan	Number of Common shares to be Issued Upon Exercise of Outstanding Options	Weighted-Average Exercise Price of Outstanding Options	Number of Common Shares Remaining for Future Issuance Under Long-Term Incentive Equity Compensation Plan (Excluding Outstanding Options)
Equity compensation plans approved by stockholders (1)	236,096,007	$0.01	88,386,493
Total	236,096,007		88,386,493

(1)   Our Long Term Incentive Compensation Plan (the “Plan"), as restated, was approved by shareholders in July 2014. The Plan is administered by our board of directors. In July 2014, shareholders also approved an automatic share reserve increase by an amount equal to ten (10%) percent of the common shares available for issuance under the Plan beginning on August 1, 2014, and on each August 1st of the next nine (9) years.  The aggregate number of shares available for issuance under the Plan is 357,500,000 as of September 30, 2014.   We have granted stock options under the Plan to employees, members of our board of directors, advisors and consultants. No options have been exercised. Options are exercisable for ten years from date of grant.

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

Transactions that existed or occurred between us and any of our executive officers or directors, or any affiliate of or person related to any of them, since the beginning of 2014 fiscal year of the type and amount that is disclosed below.

•	During the quarter ended December 31, 2013, we issued 36,000 shares of Series B preferred stock to Summit Trading Limited at a price per share of $1 for gross cash proceeds of $36,000 under the terms of a Security Purchase Agreement.

•	During the quarter ended March 31, 2014, the Company opted to convert 142,200 shares of Series B preferred stock, together with dividends in the amount of $21,151, into 26,777,382 shares of common stock per the Series B certificate of designation for Sierra Trading Corp in three separate tranches.

•	During the quarter ended March 31, 2014, the Company opted to convert 144,500 shares of Series B preferred stock, together with dividends in the amount of $34,426, into 29,488,771 shares of common stock per the Series B certificate of designation for Summit Trading Limited in three separate tranches.

•	In March 2014, we issued 475,119 shares of Series B preferred stock to Sierra Trading Corp at a price per share of $1 for gross cash proceeds of $475,119 under the terms of a Security Purchase Agreement.

•	In March 2014, we issued 237,270 shares of Series B preferred stock to Summit Trading Limited at a price per share of $1 for gross cash proceeds of $237,270 under the terms of a Security Purchase Agreement.

•	In April 2014, we issued 250,789 shares of Series B preferred stock to Sierra Trading Corp at a price per share of $1 for gross cash proceeds of $250,789 under the terms of a Security Purchase Agreement.

•	In May 2014, we issued 229,816 shares of Series B preferred stock to Summit Trading Limited at a price per share of $1 for gross cash proceeds of $229,816 under the terms of a Security Purchase Agreement.

•	In June 2014, we issued 85,994 shares of Series B preferred stock to Summit Trading Limited at a price per share of $1 for gross cash proceeds of $85,994 under the terms of a Security Purchase Agreement.

•	In November 2013, we sold 36,901,400 restricted common shares to Clean Tech Investors, LLC for the purchase price of $700,000 pursuant to the terms of a Securities Purchase Agreement. As part of the transaction, the Company granted the Investor the right to appoint a one member to the Board of Directors to fill a vacant position. In November 2013, the company completed a fuel cell technology asset acquisition and the company issued 23,198,600 restricted common shares at a price of $0.019 per share, to Clean Tech Investors LLC for a purchase price of $440,000 pursuant to the terms of an Asset Purchase Agreement.

•	During the years ended September 30, 2014 and 2013, we recorded consulting expense in the amount of $158,900 and $82,500, respectively, with Advanced Materials Advisory, LLC (“Advanced Materials”) for services by David Schmidt as Acting Principal Financial Officer. Advanced Materials Advisory is owned by David Schmidt, who is also a Member of Neah's Board of Directors. The Company had accounts payable balances due to Advanced Materials of $113,489 and $78,750 at September 30, 2014 and 2013, respectively.

Director Independence

The Board has adopted the listing standards of The NASDAQ Stock Market for determining the independence of our directors. The Board has determined that Jeffrey B. Sakaguchi and Jon M. Garfield qualify as independent directors in accordance with Nasdaq Marketplace Rule 5605(a)(2). In addition, our Board made a subjective determination as to each of the foregoing individuals that no relationships exist that, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out their responsibilities as a director.

ITEM 14. PRINCIPAL ACCOUNTANT FEES AND SERVICES

Selection of Independent Registered Public Accounting Firm

Our board of directors approved the continued engagement of Peterson Sullivan LLP as our independent registered public accounting firm for our fiscal year ending September 30, 2014. Peterson Sullivan was also ratified by our voters in the Company’s Proxy of 2014. Peterson Sullivan LLP has been our principal accountant since 2006 and audited our Consolidated Financial Statements for the fiscal years ended September 30, 2014 and 2013.

Audit and Related Fees for Fiscal 2014 and 2013

The following table sets forth the aggregate fees billed by Peterson Sullivan LLP, our independent registered public accounting firm, for professional services rendered to us during the fiscal years ended September 30, 2014 and 2013. The audit committee has considered these fees and services and has determined that the provision of these services is compatible with maintaining the independence of each firm.

Fees	2014	2013
Audit Fees (1)	$53,205	$56,423
Audit Related Fees (2)	-	-
Tax Fees (3)	-	-
Total	$53,205	$56,423

(1)     “Audit Fees” represent fees and expenses for professional services rendered for the audits of our annual financial statements for the applicable year and for the review of the financial statements included in our quarterly reports on Form 10-Q for the applicable year.

(2)     “Audit Related Fees” consist of fees billed for assurance and related services that are related to the performance of the audit or review of our financial statements and registration filings with the SEC and are not reported as audit fees.

(3)     “Tax Fees” consist of preparation of our federal and state tax returns, review of quarterly estimated payments, and consultation concerning tax compliance issues. We did not engage Peterson Sullivan LLP for tax services during fiscal 2014 or 2013, and instead we use a third-party consulting firm.

Audit Committee Pre-Approval Policies and Procedures

The policy of the Audit Committee is to pre-approve all audit and permissible non-audit services provided by our independent auditors. All of the services rendered to us by Peterson Sullivan LLP for the periods ended September 30, 2014 and 2013 were pre-approved by the Audit Committee at the time of the engagement of Peterson Sullivan LLP.

PART IV

ITEM 15. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)(1) Financial Statements.

The financial statements listed in the Index to Financial Statements are filed as part of this Annual Report on Form 10-K.

(a)(2) Financial Statement Schedules

                None required.

(a)(3) Exhibits.

The exhibits required by this Item are set forth on the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, Neah Power Systems, Inc., the registrant, has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 23, 2014	NEAH POWER SYSTEMS, INC.
	By:	/s/ GERARD C. D’COUTO
Gerard C. D’Couto
President and Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, this report has been signed below by the following persons on behalf of Neah Power Systems, Inc., in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ GERARD C. D’COUTO	President and Chief Executive Officer	December 23, 2014
Gerard C. D’Couto	(Principal Executive Officer)

/s/ DAVID SCHMIDT	Acting Chief Financial Officer and Director	December 23, 2014
David Schmidt	(Principal Financial Officer)

/s/ JEFFREY B. SAKAGUCHI*	Director	December 23, 2014
Jeffrey B. Sakaguchi

/s/ JON M. GARFIELD*	Director	December 23, 2014
Jon M. Garfield

/s/ William M. Shenkin*	Director	December 23, 2014
William M. Shenkin

*The above-named directors of the registrant execute this report by Gerard C. D’Couto, their Attorney-in-Fact, pursuant to the powers of attorney executed by the above-named directors, which powers of attorney are filed as Exhibit 24 to this report.

BY:/S/ GERARD C. D’COUTO
GERARD C. D’COUTO, Attorney-in-Fact

Exhibit Index
No.	Description	Incorporation By Reference
3.1

Articles of Incorporation, as amended:
(i) Articles of Incorporation filed February 1, 2001;
(ii) Certificate of Amendment filed March 15, 2006;
(iii) Certificate of Change filed March 21, 2006;
(iv) Certificate of Change filed July 21, 2009;
(v) Certificate of Amendment filed August 3, 2009;
(vi) Certificate of Correction filed December 16, 2010
(vii) Certificate of Amendment filed March 2, 2011

Filed as an Exhibit to the Registrant’s Annual Report on Form 10-K, filed on January 3, 2012 and incorporated herein by reference.
3.2	Amended and Restated By-laws	Filed as an Exhibit to the Registrant’s Registration Statement on Form 10-SB, filed on May 1, 2006 and incorporated herein by reference.
4.1	Certificate of Designation of Series B Preferred Stock	Filed as an Exhibit to the Registrant’s Current Report on Form 8-K filed on July 15, 2011 and incorporated herein by reference.
4.2	Amendment of Certificate of Designation of Series B Preferred Stock	Filed as an Exhibit to the Registrant’s Current Reports on Form 8-K on March 26, 2014 and incorporated herein by reference.
10.1	Employment Agreement Neah Power Systems, Inc. and Dr. Gerard C (Chris) D'Couto	Filed as an Exhibit to the Registrant's Current Report on Form 8-K, filed on September 5, 2007 and incorporated herein by reference.
10.2	Form Director and Officer Indemnification Agreement	Filed as an Exhibit to the Registrant’s Current Report on Form 8-K filed on December 3, 2010 and incorporated herein by reference.
10.3	Long Term Incentive Compensation Plan	Filed with the Registrant’s Current Report on Schedule 14A on June 24, 2014 and incorporated herein by reference
10.4	Form of Stock Option Agreement under Long Term Incentive Compensation Plan	Filed herewith as an Exhibit to the Registrant’s Registration Statement on Form 10-SB, filed on July 27, 2006 and incorporated herein by reference.
10.5	Schedule Cash Compensation Plan for the Directors of the Board	Filed as an Exhibit to the Registrant’s Current Report on Form 8-K, filed on September 2, 2011 and incorporated herein by reference.
10.6	Lease Agreement, dated as of March 5, 2001, by and between Teachers Insurance & Annuity Association of America and Neah Power Washington	Filed as an Exhibit to the Registrant’s Registration Statement on Form 10-SB/A, filed on September 12, 2006 and incorporated herein by reference.
10.7	First Amendment to Lease Agreement, dated as of June 6, 2003, by and between Teachers Insurance & Annuity Association of America and Neah Power Washington	Filed as an Exhibit to the Registrant’s Registration Statement on Form 10-SB/A, filed on September 12, 2006 and incorporated herein by reference.
10.8	Second Amendment to Lease Agreement, dated as of July 7, 2006, by and between Teachers Insurance & Annuity Association of America and Neah Power Washington	Filed as an Exhibit to the Registrant’s Registration Statement on Form 10-SB/A, filed on September 12, 2006 and incorporated herein by reference.
10.9	Fourth Lease Amendment Agreement, dated effective November 1, 2011, by and between Teachers Insurance & Annuity Association of America and Neah Power Systems, Inc.	Filed as an Exhibit to the Registrant’s Current Report on Form 8-K, filed on November 18, 2011 and incorporated herein by reference.
10.10	Clark-Dodge Placement Agency Agreement	Filed as Exhibit 10.46 with Form 10-Q on May 15, 2014, and incorporated by reference herein
10.11	Form of Securities Purchase Agreement with Sierra Trading Corporation and Summit Trading Ltd.	Filed as Exhibit 10.47 with Form 10-Q on May 15, 2014, and incorporated by reference herein
10.12	Form of Securities Purchase Agreement with Summit Trading Ltd.	Filed as Exhibit 10.47 with Form 10-Q on May 15, 2014, and incorporated by reference herein
10.13	Form of Securities Purchase Agreement and Warrant agreement with John P. de Neufville.	Filed as Exhibits 10.1 and 10.2 with Form 8-K on June 13, 2014, and incorporated by reference herein
10.14	Form of Securities Purchase Agreement and Secured Promissory Note for Inter-Mountain Capital Corporation, LLC	Filed as Exhibits 10.1 and 10.2 with Form 8-K on May 13, 2014, and incorporated by reference herein
10.15	Form of Global Amendment for Inter-Mountain Capital Corporation, LLC	Filed herewith
10.16	Form of Six Month Convertible Promissory Note with Rich Niemiec.	Filed herewith
10.17	Form of Warrant Agreement with Rich Niemiec	Filed herewith
11.1	Statement re Computation of Per Share Earnings.**
21.1	Subsidiaries of the Registrant	Filed as an Exhibit to the Registrant’s Registration Statement on Form 10-SB, filed on July 27, 2006 and incorporated herein by reference.
23.1	Consent of Peterson Sullivan LLP	Filed herewith.
24.1	Power of Attorney	Filed herewith.
31.1	Rule 13a-14(a) Certification of Chief Executive Officer	Filed herewith.
31.2	Rule 13a-14(a) Certification of Chief Financial Officer	Filed herewith.
32.1	Certification of Chief Executive Officer and Chief Financial Officer pursuant to 18 U.S.C. Section 1350 per Section 906 of the Sarbanes-Oxley Act of 2002	Filed herewith.
101.INS	XBRL Instance Document.***	Filed herewith.
101.SCH	XBRL Taxonomy Extension Schema Document.***	Filed herewith.
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document.***	Filed herewith.
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document.***	Filed herewith.
101.LAB	XBRL Taxonomy Extension Label Linkbase Document.***	Filed herewith.
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document.***	Filed herewith.
*	Management contract or compensatory plan or arrangement required to be filed as an Exhibit hereto.
**

Information required to be presented in Exhibit 11 is provided in Note 4 of the Notes to Consolidated Financial Statements in accordance with accounting rules related to accounting for earnings per share.

***

In accordance with Rule 406T of Regulation S-T, the XBRL (Extensible Business Reporting Language) information in these exhibits shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

18

Appendix A

See attached Form of Amendment to the Company’s Articles of Incorporation.

090204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT **ABOVE SPACE IS FOR OFFICE USE ONLY**

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Neah Power Systems, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

The first paragraph of Article III of the articles of incorporation is deleted and replaced with the following:

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X ______________________________

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-After
Revised: 1-5-15

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